                                                                     EXHIBIT 4.1

                                  PSINET INC.

                                  $600,000,000

                         10 1/2% SENIOR NOTES DUE 2006

                                      and

                                EURO 150,000,000

                         10 1/2% SENIOR NOTES DUE 2006
                                    _______

                                   INDENTURE


                          Dated As Of December 2, 1999

                                    _______


                            WILMINGTON TRUST COMPANY

                                    Trustee

                             CROSS-REFERENCE TABLE

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of December 2, 1999.

                        Trust Indenture              Indenture
                        Act Section                  Section
                        ---------------              ---------
          310(a)...................................  6.05, 6.09, 6.10, 6.11
          (b)......................................  6.05, 6.08
          311(a)...................................  6.05, 6.13
          311(b)...................................  6.05, 6.13
          312(b)...................................  7.02
          (c)......................................  7.02
          313(a)...................................  7.03
          (b)(2)...................................  7.03
          (c)......................................  6.02, 7.03, 7.04
          314(a)...................................  7.04
          (c)(1)...................................  1.03
          (c)(2)...................................  1.03
          (e)......................................  1.03
          315(a)...................................  5.12, 6.01, 6.03
          (b)......................................  5.12, 6.01, 6.03
          (c)......................................  5.12, 6.01, 6.03
          (d)......................................  5.12, 6.01, 6.03
          (e)......................................  5.14
          316(a)(last sentence)....................  1.01("Outstanding")
          (a)(1)(A)................................  5.12
          (a)(1)(B)................................  5.13
          (b)......................................  5.08
          (c)......................................  1.05
          317(a)(1)................................  5.03
          (a)(2)...................................  5.04
          (b)......................................  6.05
          318(a)...................................  1.08

                               TABLE OF CONTENTS

ARTICLE I     Definitions And Other Provisions of General Application .......................   1
   Section 1.01.  Construction ..............................................................   1
   Section 1.02.  Definitions ...............................................................   3
   Section 1.03.  Compliance Certificates and Opinions ......................................  30
   Section 1.04.  Form of Documents Delivered to Trustee ....................................  31
   Section 1.05.  Acts of Holders ...........................................................  32
   Section 1.06.  Notices, etc., to the Trustee, the Company and any Guarantor ..............  34
   Section 1.07.  Notice to Holders; Waiver .................................................  34
   Section 1.08.  Conflict with Trust Indenture Act .........................................  35
   Section 1.09.  Effect of Headings and Table of Contents ..................................  36
   Section 1.10.  Successors and Assigns ....................................................  36
   Section 1.11.  Separability Clause .......................................................  36
   Section 1.12.  Benefits of Indenture .....................................................  36
   Section 1.13.  Governing Law .............................................................  36
   Section 1.14.  Legal Holidays ............................................................  36
   Section 1.15.  Independence of Covenants .................................................  37
   Section 1.16.  Schedules and Exhibits. ...................................................  37
   Section 1.17.  Counterparts ..............................................................  37
   Section 1.18.  No Adverse Interpretation of Other Agreements .............................  37
   Section 1.19.  No Recourse against Others ................................................  37

ARTICLE II    The Notes .....................................................................  38
   Section 2.01.  Form and Dating ...........................................................  38
   Section 2.02.  Execution and Authentication ..............................................  39
   Section 2.03.  Registrar and Paying Agents ...............................................  40
   Section 2.04.  Holders to Be Treated as Owners; Payments of Interest .....................  41
   Section 2.05.  Paying Agent to Hold Money in Trust .......................................  42
   Section 2.06.  Noteholder Lists ..........................................................  42
   Section 2.07.  Transfer and Exchange .....................................................  42
   Section 2.08.  Replacement Notes .........................................................  50
   Section 2.09.  Outstanding Notes .........................................................  50
   Section 2.10.  Treasury Notes ............................................................  51
   Section 2.11.  Temporary Notes ...........................................................  51
   Section 2.12.  Cancellation ..............................................................  51
   Section 2.13.  Defaulted Interest ........................................................  52
   Section 2.14.  CUSIP and ISIN Number; Common Code ........................................  52
   Section 2.15.  Deposit of Moneys; Payments by Principal Paying Agent .....................  52

ARTICLE III   Note Forms ....................................................................  53

                                                                                              Page
                                                                                              ----
ARTICLE IV    Defeasance and Covenant Defeasance ............................................  53
   Section 4.01.  Company's Option to Effect Defeasance or Covenant Defeasance ..............  53
   Section 4.02.  Defeasance and Discharge ..................................................  53
   Section 4.03.  Covenant Defeasance .......................................................  54
   Section 4.04.  Conditions to Defeasance or Covenant Defeasance ...........................  54
   Section 4.05.  Deposited Money and Government Obligations to be Held in Trust; Other
                  Miscellaneous Provisions ..................................................  57
   Section 4.06.  Reinstatement .............................................................  58

ARTICLE V     Remedies ......................................................................  58
   Section 5.01.  Events of Default .........................................................  58
   Section 5.02.  Acceleration of Maturity; Rescission and Annulment ........................  60
   Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee ...........  61
   Section 5.04.  Trustee May File Proofs of Claim  .........................................  62
   Section 5.05.  Trustee May Enforce Claims without Possession of Notes ....................  63
   Section 5.06.  Application of Money Collected ............................................  63
   Section 5.07.  Limitation on Suits .......................................................  64
   Section 5.09.  Restoration of Rights and Remedies ........................................  65
   Section 5.10.  Rights and Remedies Cumulative ............................................  65
   Section 5.11.  Delay or Omission Not Waiver ..............................................  65
   Section 5.12.  Control by Holders ........................................................  66
   Section 5.13.  Waiver of Past Defaults ...................................................  66
   Section 5.14.  Undertaking for Costs .....................................................  66
   Section 5.15.  Waiver of Stay, Extension or Usury Laws ...................................  67
   Section 5.16.  Remedies Subject to Applicable Law ........................................  67

ARTICLE VI    The Trustee ...................................................................  67
   Section 6.01.  Duties of Trustee .........................................................  67
   Section 6.02.  Notice of Defaults ........................................................  69
   Section 6.03.  Certain Rights of Trustee .................................................  69
   Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Notes or
                  Application of Proceeds Thereof ...........................................  70
   Section 6.05.  Trustee and Agents May Hold Notes; Collections; etc .......................  71
   Section 6.06.  Money Held in Trust .......................................................  71
   Section 6.07.  Compensation and Indemnification of Trustee and Its Prior Claim ...........  71
   Section 6.08.  Conflicting Interests .....................................................  73
   Section 6.09.  Trustee Eligibility .......................................................  73

                                                                                              Page
                                                                                              ----
   Section 6.10.  Resignation and Removal; Appointment of Successor Trustee .................  73
   Section 6.11.  Acceptance of Appointment by Successor ....................................  75
   Section 6.12.  Merger, Conversion, Consolidation or Succession to Business ...............  75
   Section 6.13.  Preferential Collection of Claims Against Company .........................  76

ARTICLE VII   Holders' Lists and Reports by Trustee and Company .............................  76
   Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders .................  76
   Section 7.02.  Disclosure of Names and Addresses of Holders ..............................  77
   Section 7.03.  Reports by Trustee ........................................................  77
   Section 7.04.  Reports by Company ........................................................  77

ARTICLE VIII  Consolidation, Merger, Sale of Assets .........................................  78
   Section 8.01.  Company and Guarantors May Consolidate, etc., Only on Certain Terms .......  78
   Section 8.02.  Successor Substituted .....................................................  80

ARTICLE IX    Supplemental Indentures .......................................................  80
   Section 9.01.  Supplemental Indentures and Agreements without Consent of Holders .........  80
   Section 9.02.  Supplemental Indentures and Agreements with Consent of Holders ............  81
   Section 9.03.  Execution of Supplemental Indentures and Agreements .......................  82
   Section 9.04.  Effect of Supplemental Indentures .........................................  83
   Section 9.05.  Conformity with Trust Indenture Act .......................................  83
   Section 9.06.  Reference in Notes to Supplemental Indentures .............................  83
   Section 9.07.  Notice of Supplemental Indentures .........................................  83

ARTICLE X     Covenants .....................................................................  84
   Section 10.01. Payment of Principal, Interest and Indenture Obligations ..................  84
   Section 10.02. Maintenance of Office or Agency ...........................................  84
   Section 10.03. Money for Note Payments to Be Held in Trust ...............................  84
   Section 10.04. Corporate Existence .......................................................  86
   Section 10.05. Payment of Taxes and Other Claims .........................................  86
   Section 10.06. Maintenance of Properties .................................................  86
   Section 10.07. Maintenance of Insurance ..................................................  87
   Section 10.08. Limitation on Indebtedness ................................................  87
   Section 10.09. Limitation on Restricted Payments .........................................  90
   Section 10.10. Limitation on Transactions with Affiliates ................................  94
   Section 10.11. Limitation on Liens ......................................................   95
   Section 10.12. Limitation on Sale of Assets .............................................   95

                                                                                              Page
                                                                                              ----
   Section 10.13. Limitation on Issuances of Guarantees of Indebtedness .....................  97
   Section 10.14. Purchase of Notes upon a Change of Control ................................  97
   Section 10.15. Limitation on Sale-Leaseback Transactions ................................. 101
   Section 10.16. Limitation on Issuance and Sale of Subsidiary Capital Stock ............... 101
   Section 10.17. Limitation on Dividends and Other Payment Restrictions Affecting
                  Subsidiaries .............................................................. 102
   Section 10.18. Limitations on Unrestricted Subsidiaries .................................. 103
   Section 10.19. Provision of Financial Statements ......................................... 103
   Section 10.20. Statement by Officers as to Default ....................................... 104
   Section 10.21. Waiver of Certain Covenants ............................................... 104
   Section 10.22. Limitation on Business .................................................... 105

ARTICLE XI    Satisfaction and Discharge .................................................... 105
   Section 11.01. Satisfaction and Discharge of Indenture ................................... 105
   Section 11.02. Application of Trust Money ................................................ 106

INDENTURE, dated as of December 2, 1999, between PSINET INC., a New York corporation ("Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee ("Trustee").


                            RECITALS OF THE COMPANY


          The Company has duly authorized the issuance, as a single series of securities (ranking pari passu with each other), of (i) $600,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2006 (the "Dollar Notes") and
(ii) Euro 150,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2006 (the "Euro Notes" and together with the Dollar Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

          All acts and things necessary have been done to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid instrument of the Company, in accordance with the terms of this Indenture.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE I
            Definitions And Other Provisions of General Application
            -------------------------------------------------------

          Section 1.01  Construction. For all purposes of this Indenture, except
                        ------------
as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to (i) "$," "US$," "dollars," "Dollars" or "United States dollars" shall refer to the lawful currency of the United States of America and (ii) "Euro" shall refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended;

          (f) the Euro Notes and the Dollar Notes are being issued as a single series of securities ranking pari passu with each other;

          (g) "pro rata" means, a determination made on the basis of the relative proportion of the outstanding aggregate principal amount represented by the outstanding principal amounts of the Dollar Notes and the United States Dollar Equivalent of the Euro Notes as of the time of such determination, calculated in accordance with clause (h) below;

          (h) the United States Dollar Equivalent of Euros or any other determination of a United States Dollar Equivalent for any purpose shall be determined as of a date of determination as otherwise described in the definition of "United States Dollar Equivalent" herein and, in any case, no subsequent change in the United States Dollar Equivalent after the applicable date of determination shall cause such determination to be modified;

          (i) the aggregate principal amount, or any portion thereof, of the Notes, at any date of determination, shall be the sum of (i) the United States Dollar Equivalent at such date of determination, of the principal amount, or portion thereof, as the case may be, of the Euro Notes and (ii) the principal amount, or portion thereof, as the case may be, of the Dollar Notes, at such date of determination;

          (j) with respect to any matter requiring the consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date, of Notes the holders of which have so consented by (ii) the aggregate principal amount, as of such date, of the Notes then outstanding, in each case, as determined in accordance with clause (i) above; and

          (k) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

          Section 1.02  Definitions. Certain terms used principally in Article
                        -----------
IV are defined in Article IV. Certain other terms are defined elsewhere in the Indenture.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at
           ---------------------
the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from (or merger or consolidation with or into) such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of, or substantially contemporaneously with, the consummation of the transactions by which such Person becomes a Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

          "Acquired Person" means, with respect to any specified Person, any
           ---------------
other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of
           -----------
transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into the Company or any Subsidiary or (ii) any acquisition by the Company or any Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of the Company or such Subsidiary.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer, exchange
           ---------------------
or other transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC with respect to the Dollar Global Notes and the "Operating Procedures of the Euroclear System," and "Terms and Conditions Governing Use of Euroclear," of Euroclear and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank with respect to the Euro Global Notes, in each case, to the extent applicable to such transaction and as in effect at the time of such transaction.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or
           ----------
other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions of Section 8.01,
(B) that is by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary in a manner that does not violate the terms of this Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the Fair Market Value of which in the aggregate does not exceed $5 million in any transaction or series of related transactions, (E) that is made in accordance with the provisions described in
Section 10.09, (F) which constitutes the granting of any Permitted Lien and (G) that is transferred in exchange for Telecommunications Assets; provided that if the Fair Market Value of the assets to be transferred by the Company or such Subsidiary under this clause (G), plus the Fair Market Value of any other consideration paid or credited by the Company or such Subsidiary exceeds $10 million, such transaction shall require approval of the Board of Directors of the Company.

          "Average Life to Stated Maturity" means, as of the date of
           -------------------------------
determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of
           --------------
1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of the Company or
           ------------------
any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Depositaries" means the Dollar Book-Entry Depositary and
           -----------------------
the Euro Book-Entry Depositary.

          "Book-Entry Interests" means the Euro Book-Entry Interests and the
           --------------------
Dollar Book-Entry Interests.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions or trust companies in The City of New York, in Luxembourg, in London, England or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to be closed.

          "Capital Lease Obligation" of any Person means any obligation of such
           ------------------------
Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

          "Capital Stock" means  (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Cash Equivalents" means (i) any evidence of Indebtedness, maturing
           ----------------
not more than one year after the date of acquisition, (A) issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America or (B) which is denominated in Euros, and is issued by the United Kingdom, the Federal Republic of Germany or the Federal Republic of France, or any instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the issuing government, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, (A) a commercial banking institution that is a member of the Federal Reserve System or (B) a bank or trust company organized under the laws of any member of the European Union provided that the long-term debt of such member is rated "A-" or higher according to S&P or "A-3" or higher according to Moody's, and in the case of clauses (ii)(A) and (ii)(B), such banking institution, bank or trust company also has (A) combined capital and surplus and undivided profits of not less than $500 million, and (B) short term debt with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a bank or corporation (other than an Affiliate or Subsidiary of the Company), with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and which is organized under the laws of (A) the United States of America or (B) any member of the European Union provided that the long-term debt of such member is rated "A-" or higher according to S&P or "A-3" or higher according to Moody's, and (iv) any money market accounts or funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i), (ii) or (iii) above.

          "Cedelbank" means Cedelbank, societe anonyme, and its successors and
           ---------
assigns.

          "Change of Control" means the occurrence of any of the following
           -----------------
events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 8.01. The good faith determination of the Board, based upon the advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent on contrary written interpretation published by the Commission.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

          "Commodity Price Protection Agreement" means any forward contract,
           ------------------------------------
commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Company.

          "Company" means PSINet Inc., a corporation incorporated under the laws
           -------
of New York, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Company Rights Agreement" means the Rights Agreement, dated as of May
           ------------------------
8, 1996, between the Company and First Chicago Trust Company of New York, as in effect on the date of the Indenture (or as amended, from time to time, to the extent that such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the holders of the Notes).

          "Consolidated" means consolidated in accordance with GAAP.
           ------------

          "Consolidated Income Tax Expense" of any Person means, for any period,
           -------------------------------
the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

          "Consolidated Interest Expense" of any Person means, without
           -----------------------------
duplication, for any period, the sum of (a) the interest expense of such Person and its subsidiaries for such period, on a Consolidated basis in accordance with GAAP, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (ii) all capitalized interest of such Person and its subsidiaries plus (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any subsidiary to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount for such period of cash or non-cash dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net
           -----------------------
income of the Company and any Subsidiary for such period determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses for such period, (b) all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period: (c) that portion of such net income derived from or in respect of investments in Persons other than Subsidiaries, except to the extent actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) of any other Person combined with the Company or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its Capital Stock holders.

          "Consolidated Operating Cash Flow" means, with respect to any period,
           --------------------------------
Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

          "Corporate Trust Office" means the office of the Trustee or an
           ----------------------
affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          "Cumulative Operating Cash Flow" means, as at any date of
           ------------------------------
determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on April 13, 1998 and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Currency Hedging Arrangements" means one or more of the following
           -----------------------------
agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Debt Securities" means any debt securities issued by the Company in a
           ---------------
public offering or private placement.

          "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a)
           --------------------------------------------
the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Subsidiary on the Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Subsidiary).

          "Default" means any event which is, or after notice or passage of any
           -------
time or both would be, an Event of Default.

          "Definitive Registered Note" means any Note issued in accordance with
           --------------------------
Section 2.07(c), the form of which is attached hereto as Exhibit B.

          "Depositary" means each of the Dollar Book-Entry Depositary and the
           ----------
Euro Book-Entry Depositaries.

          "Disinterested Director" means, with respect to any transaction or
           ----------------------
series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Disqualified Stock" means, with respect to any person, any Capital
           ------------------
Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 10.12 and Section 10.14 and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 10.12 and Section 10.14.

          "Dollar Book-Entry Depositary" means DTC or any successor book-entry
           ----------------------------
depositary with respect to the Dollar Notes.

          "Dollar Book-Entry Interest" means an indirect beneficial interest in
           --------------------------
a Dollar Global Note held on, and transferred only through, records maintained in book-entry form by DTC or a Dollar Book-Entry Depositary.

          "Dollar Definitive Registered Notes" means the Dollar Restricted
           ----------------------------------
Definitive Registered Notes and the Dollar Unrestricted Definitive Registered Notes.

          "Dollar Global Notes" means the Dollar U.S. Global Note(s), the Dollar
           -------------------
International Global Note(s) and, if applicable, the Dollar Unrestricted Global Notes.

          "Dollar International Global Note(s)" means one or more Global Notes
           -----------------------------------
bearing the Legends in registered form without coupons that will be issued on the Issue Date in a principal amount equal to the aggregate principal amount of the Dollar Notes sold in reliance on Regulation S and deposited with the Dollar Book-Entry Depositary.

          "Dollar Notes" has the meaning stated in the first recital of this
           ------------
Indenture.

          "Dollar Restricted Definitive Registered Note" means a Definitive
           --------------------------------------------
Registered Note bearing the Legends issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

          "Dollar Restricted Notes" means the Dollar Restricted Definitive
           -----------------------
Registered Notes, the Dollar U.S. Global Notes and the Dollar International Global Notes.

          "Dollar U.S. Global Note(s)" means one or more Global Note(s) bearing
           --------------------------
the Legends in registered form without coupons that will be issued on the Issue Date in a principal amount equal to the aggregate principal amount of the Dollar Notes sold in reliance on Rule 144A and deposited with the Dollar Book-Entry Depositary.

          "Dollar Unrestricted Definitive Registered Note" means a Definitive
           ----------------------------------------------
Registered Note not bearing the Legends issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

          "Dollar Unrestricted Global Note(s)" means one or more Global Notes
           ----------------------------------
not bearing the Legends issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof, and deposited with the Dollar Book-Entry Depositary.

          "Dollar Unrestricted Notes" means the Dollar Unrestricted Definitive
           -------------------------
Registered Notes and the Dollar Unrestricted Global Note(s).

          "DTC" means The Depository Trust Company.
           ---

          "Euro Book-Entry Depositaries" means Euroclear and Cedelbank,
           ----------------------------
collectively, or any successor Book-Entry Depositary or Depositaries with respect to the Euro Notes.

          "Euro Book-Entry Interest" means an indirect beneficial interest in a
           ------------------------
Euro Global Note held on, and transferred only through, records maintained in book-entry form by a Euro Book-Entry Depositary.

          "Euro Definitive Registered Notes" means the Euro Restricted
           --------------------------------
Definitive Registered Notes and the Euro Unrestricted Definitive Registered
Notes.

          "Euro Global Notes" means the Euro U.S. Global Note(s), the Euro
           -----------------
International Global Note(s) and, if applicable, the Euro Unrestricted Global Note.

          "Euro International Global Note(s)" means one or more Global Notes
           ---------------------------------
bearing the Legends in registered form without coupons that will be issued on the Issue Date in a principal amount equal to the aggregate principal amount of the Euro Notes sold in reliance on Regulation S and deposited with the Note Custodian.

          "Euro Notes" has the meaning stated in the first recital of this
           ----------
Indenture.

          "Euro Restricted Definitive Registered Note" means a Definitive
           ------------------------------------------
Registered Note bearing the Legends issued in registered form without coupons in a principal amount of Euro 1,000 or integral multiples thereof.

          "Euro Restricted Global Notes" means the Euro U.S. Global Note(s) and
           ----------------------------
the Euro International Global Note(s).

          "Euro Restricted Notes" means the Euro Restricted Definitive
           ---------------------
Registered Notes and the Euro Restricted Global Note(s).

          "Euro Unrestricted Definitive Registered Note" means a Definitive
           --------------------------------------------
Registered Note not bearing the Legends issued in registered form without coupons in a principal amount of Euro 1,000 or integral multiples thereof.

          "Euro Unrestricted Global Note" means one or more Global Note(s) not
           -----------------------------
bearing the Legends issued in registered form without coupons in a principal amount of Euro 1,000 or integral multiples thereof, and deposited with the Note Custodian.

          "Euro Unrestricted Notes" means the Euro Unrestricted Definitive
           -----------------------
Registered Notes and the Euro Unrestricted Global Notes.

          "Euro U.S. Global Note(s)" means one or more Global Note(s) bearing
           ------------------------
the Legends in registered form without coupons that will be issued on the Issue Date in a principal amount equal to the aggregate principal amount of the Euro Notes sold in reliance on Rule 144A and deposited with the Euro Book-Entry Depositaries.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
           ---------
office, as operator of the Euroclear System, and its successors and assigns.

          "Event of Default" has the meaning specified in Section 5.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute.

          "Exchange Offer" means the exchange offer by the Company of
           --------------
Unrestricted Notes for Restricted Notes to be effected pursuant to the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in
           -------------------------------------
the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset or property, the
           -----------------
sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

          "Generally Accepted Accounting Principles" or "GAAP" means generally
           ----------------------------------------      ----
accepted accounting principles in the United States, consistently applied, which are in effect on the date hereof.

          "Global Note(s)" means two or more registered definitive global
           --------------
securities without coupons, substantially in the form of Exhibit A attached hereto, which will represent all of the Notes outstanding at any time unless or until Definitive Registered Notes are issued in respect of all or any Notes, in which case the Global Note(s) at any time will represent all those Notes which are not at such time evidenced by Definitive Registered Notes.

          "Government Securities" means, collectively, the European Government
           ---------------------
Obligations and the U.S. Government Obligations.

          "Guarantee" means the guarantee by any Guarantor of the Company's
           ---------
Indenture Obligations.

          "Guaranteed Debt" of any Person means, without duplication, all
           ---------------
Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means any Subsidiary which is a guarantor of the Notes,
           ---------
including any Person that is required after the date hereof to execute a guarantee of the Notes pursuant to Section 10.13 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Holder" means a Person in whose name a Note is registered in the
           ------
Register.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Company or any Subsidiary shall be deemed to be Incurred at such time.

          "Indebtedness" means, with respect to any Person, without duplication,
           ------------
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is guaranteed by such Person or which is otherwise secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not directly assumed or become liable for the payment of such Indebtedness, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any refinancing of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

          "Indenture" means this instrument as originally executed (including
           ---------
all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any
           ---------------------
other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, interest, Defaulted Interest, Liquidated Damages, the Change of Control Purchase Price, and the Offered Price when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the respective terms thereof.

          "Indirect Participant" means a Person who holds a Book-Entry Interest
           --------------------
through a Participant.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette International,
           ------------------
Bear Stearns International Limited, Merrill Lynch International and Morgan Stanley & Co. International Limited.

          "Interest Payment Date" means the Stated Maturity of an installment of
           ---------------------
interest on the Notes.

          "Interest Rate Agreements" means one or more of the following
           ------------------------
agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "International Global Note(s)" means the Euro International Global
           ----------------------------
Note(s) and the Dollar International Global Note(s).

          "Investment" means, with respect to any Person, directly or
           ----------
indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issue Date" means the date on which the Notes are originally issued
           ----------
under this Indenture.

          "IXC" means IXC Internet Services, Inc., a Delaware corporation, and
           ---
any successors or assigns under the IXC Agreement.

          "IXC Agreement" means the IRU and Stock Purchase Agreement, dated as
           -------------
of July 22, 1997, between the Company and IXC, as amended, pursuant to which the Company acquired from IXC 20-year noncancellable indefeasible rights of use, as in effect on the date of the Indenture (or as further amended, from time to time, to the extent that such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the Holders of the Notes).

          "Legends" means any of the restrictive legends pursuant to the
           -------
Securities Act initially set forth on the Restricted Notes attached hereto as Exhibits A and B.

          "Lien" means any mortgage or deed of trust, pledge, lien (statutory or
           ----
otherwise), security interest, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than (i) any lease properly classified as an operating lease under GAAP, (ii) intellectual property licensing arrangements, or (iii) cancellation or termination rights or provisions contained in agreements governing any indefeasible rights of use or similar property rights which do not materially impair the use of the property or interest which is the subject of such cancellation or termination rights or provisions.

          "Liquidated Damages" has the meaning provided in Section 5 of the
           ------------------
Registration Rights Agreement.

          "Maturity" means, when used with respect to the Notes, the date on
           --------
which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or the Offer Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control or otherwise.

          "Moody's" means Moody's Investors Service, Inc., or any successor
           -------
rating agency.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale by any
           -----------------
Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Wholly-Owned Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) amounts contractually required to be deposited into escrow or similar trust arrangements and other appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or reimbursement obligations related to letters of credit issued against liabilities associated therewith, all as reflected in an officers' certificate delivered to the Trustee (which amounts shall become Net Cash Proceeds only at such time as they are released from escrow or such trust arrangements or otherwise cease to be reserved or subject to other obligations to third parties) and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.09, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale (or conversion in the case of debt securities or Capital Stock that have been converted) and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a Person that is not a "U.S. Person" as
           ---------------
defined in Regulation S under the Securities Act.

          "Note Custodian" means Kredietbank S.A. Luxembourgeoise, and its
           --------------
successors and assigns, in its capacity as common depositary of the Euro Global Notes on behalf of the Euro Book-Entry Depositaries.

          "Noteholder" means any Holder of Notes.
           ----------

          "Notes" has the meaning stated in the first recital of this Indenture.
           -----

          "Officers' Certificate" means a certificate signed by the Chairman of
           ---------------------
the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be
           ------------------
counsel for the Company, any Guarantor or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

          "Opinion of Independent Counsel" means a written opinion of counsel,
           ------------------------------
who may be regular outside counsel for the Company, but which is issued by a Person who is not an employee or consultant (other than non-employee legal counsel) of the Company, or any Guarantor and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

          "Outstanding" when used with respect to Notes means, as of the date of
           -----------
determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust or set aside for the Holders of such Notes;

          (c) Notes, except to the extent provided in Sections 4.02 and 4.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and

          (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Guarantor, or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor.

          "Pari Passu Indebtedness" means (a) any Indebtedness of the Company
           -----------------------
which ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

          "Participant" means, with respect to DTC, Euroclear or Cedelbank,
           -----------
Persons who have accounts with DTC, Euroclear or Cedelbank, respectively (and with respect to DTC, shall include Euroclear and Cedelbank acting through their agents, The Chase Manhattan Bank and Citibank, N.A., respectively, or such agents' respective successors and assigns).

          "Permitted Credit Facility" means any unsubordinated commercial term
           -------------------------
loan and/or revolving credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements and any refinancing thereof.

          "Permitted Investment" means (i) Investments in any Wholly-Owned
           --------------------
Subsidiary or any Person which, as a result of, or in connection with, such Investment, (a) becomes a Wholly-Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv) and (vii) of paragraph (b) of Section 10.08; (iii) Investments in any of the Notes; (iv) Investments in Cash Equivalents; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such covenant;
(vi) Investments in existence or contractually committed to on or after April 13, 1998 and any extension, modification or renewal of any such Investment that does not increase the amount of such Investment; (vii) guarantees of Indebtedness of a Wholly-Owned Subsidiary given by the Company or another Wholly-Owned Subsidiary and guarantees of Indebtedness of the Company given by any Subsidiary, in each case, not otherwise in violation of the terms of the Indenture; (viii) advances to employees or officers of the Company in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $2 million outstanding at any one time; (ix) any Investment in the Company by any Subsidiary of the Company; provided, that any such Investment in the form of Indebtedness shall be Subordinated Indebtedness; (x) accounts receivable created or acquired in the ordinary course of business of the Company or any Subsidiary and Investments arising from transactions by the Company or any Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);
(xi) loans in the ordinary course of business to employees, officers or directors of the Company or a Subsidiary to purchase Capital Stock of the Company pursuant to the terms of stock benefit plans; (xii) Investments the consideration of which is Capital Stock of the Company; (xiii) Investments in or acquisitions of Capital Stock or other obligations, property or securities of Persons (other than Affiliates) received in the bankruptcy or reorganization of or by such Person or otherwise taken in settlement or satisfaction of claims, disputes or judgments, and, in each case, extensions, modifications and renewals thereof; (xiv) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; (xv) Investments, not to exceed, in the aggregate, $100 million at any one time outstanding, to obtain noncancellable indefeasible rights of use to, or capacity in, fiber-based bandwidth (or similar network bandwidth), related equipment and/or other Telecommunications Assets in the ordinary course of the Company's business or in the Capital Stock of a Person engaged in a Telecommunications Business; and (xvi) any other Investments in an aggregate amount not to exceed $50 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of such Investment.

          "Permitted Joint Venture" means a corporation, partnership or other
           -----------------------
Person engaged in a Telecommunications Business over which the Company has, directly or indirectly, the power to direct the policies, management and affairs in all material respects.

          "Permitted Lien" means:
           --------------

          (a)  any Lien existing as of the date of this Indenture;

          (b) any Lien arising by reason of (I) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (II) taxes not yet delinquent or which are being contested in good faith; (III) security for payment of workers' compensation or other insurance or arising under worker's compensation laws or similar legislation; (IV) good faith deposits in connection with bids, tenders, leases, contracts (other than contracts evidencing Indebtedness); (V) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (VI) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or
(VII) operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (c) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

          (d) any Lien securing obligations in connection with Indebtedness permitted under clause (i) of paragraph (b) of Section 10.08 which attaches within 180 days of the incurrence of such indebtedness or the date of delivery of such property or asset; provided that such Liens only extend to such acquired, developed or constructed property and any accessories, accessions, additions, replacements and proceeds thereof;

          (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (f) any Lien securing obligations in connection with Indebtedness permitted in clauses (ii), (iv) or (viii) of paragraph (b) of Section 10.08;

          (g) any Lien in favor of the Company or any Wholly-Owned Subsidiary;

          (h) any Lien securing obligations in connection with Acquired Indebtedness; provided that any such Lien does not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property assets so acquired;

          (i) any Lien in favor of the Trustee for the benefit of the Holders or the Trustee arising under the provisions in the Indenture;

          (j) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

          (k) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (l) leases, subleases, licenses or other similar rights granted to third Persons not interfering with the ordinary course of business of the Company or its Subsidiaries;

          (m) any Lien securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; and

          (n) any Lien securing any refinancing, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (d) and (f) through (m) so long as no additional collateral is granted as security thereby.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note
           ----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under
Section 2.08 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any Capital Stock
           ---------------
of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

          "Prospectus" means the prospectus included in a Registration
           ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Public Equity Offering" means an underwritten offering of Capital
           ----------------------
Stock (other than Disqualified Stock) of the Company with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Money Obligation" means any Indebtedness secured by a Lien
           -------------------------
on assets related to the business of the Company and any additions, replacements, modifications and accessions thereto, which are purchased by the Company at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom.

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A under
           ---
the Securities Act.

          "Qualified Capital Stock" of any Person means any and all Capital
           -----------------------
Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any Capital Stock that, either by its
           ------------------------
terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Registration Default" has the meaning provided in Section 5 of the
           --------------------
Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of December 2, 1999, between the Company and the Initial Purchasers.

          "Registration Statement" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means the November 15 or May 15 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act, as amended
           ------------
from time to time.

          "Responsible Officer" when used with respect to the Trustee means the
           -------------------
Chairman of the Board, the President or any other officer or employee assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer or assistant officer of the Trustee or any agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Registered Notes" means the Euro Restricted
           --------------------------------------
Definitive Registered Notes and the Dollar Restricted Definitive Registered
Notes.

          "Restricted Global Notes" means the U.S. Global Note(s) and the
           -----------------------
International Global Note(s).

          "Restricted Notes" means the Restricted Global Note(s) and the
           ----------------
Restricted Definitive Registered Notes.

          "Rule 144A" means Rule 144A under the Securities Act, as amended from
           ---------
time to time.

          "Sale-Leaseback Transaction" means any transaction or series of
           --------------------------
related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill,
           ---
Inc. or any successor rating agency.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute.

          "Shelf Registration Statement" has the meaning set forth in Section 4
           ----------------------------
of the Registration Rights Agreement.

          "Special Record Date" for the payment of any Defaulted Interest means
           -------------------
a date fixed by the Trustee in the manner set forth in Section 2.13 hereof.

          "Stated Maturity" means, when used with respect to any Indebtedness or
           ---------------
any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

          "Strategic Investor" means any Person which is (or a controlled
           ------------------
Affiliate of any Person which is or a controlled Affiliate of which is) engaged principally in the Telecommunications Business and which has a Total Market Capitalization of at least $500 million.

          "Subordinated Indebtedness" means Indebtedness of the Company or a
           -------------------------
Guarantor expressly subordinated by its terms in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

          "subsidiary" means, with respect to any Person, a corporation,
           ----------
association or other business entity (i) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

          "Subsidiary" means any subsidiary of the Company other than an
           ----------
Unrestricted Subsidiary.

          "Successor Note" of any particular Note means every Note issued after,
           --------------
and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Telecommunications Assets" means all assets (including Capital
           -------------------------
Stock), rights (contractual or otherwise) and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

          "Telecommunications Business" means, when used in reference to any
           ---------------------------
Person, that such Person is engaged primarily in (i) the business of transmitting or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) the business of creating, developing or marketing communications related network equipment or services or computer-based information or (iii) businesses reasonably related thereto, which determination shall, in any such case, be made in good faith by the Board of Directors.

          "Total Consolidated Indebtedness" means, as at any date of
           -------------------------------
determination, an amount equal to the aggregate amount of all Indebtedness of the Company and any Subsidiary, on a Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

          "Total Market Capitalization" of any Person means, as of any day of
           ---------------------------
determination, the sum of (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock over the ten consecutive Trading Days ending not earlier than ten Trading Days immediately prior to such date of determination, plus (c) the liquidation value of any outstanding shares of preferred stock of such Person on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustee. Notwithstanding the foregoing, unless the Person's Common Stock is listed on any national securities exchange or on the NASDAQ National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value (without duplication) of the Person and any subsidiaries (including the Fair Market Value of their debt and equity), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such Fair Market Value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

          "Trading Day" with respect to a securities exchange or automated
           -----------
quotation system means a day on which such exchange or system is open for a full day of trading.

          "Trustee" means the Person named as the Trustee in the first paragraph
           -------
of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939,
           -------------------      ---
as amended, or any successor statute.

          "U.S. Global Note(s)" means the Euro U.S. Global Note(s) and the
           -------------------
Dollar U.S. Global Note(s).

          "United States Dollar Equivalent" means, with respect to any monetary
           -------------------------------
amount in a currency other than the Dollar, at or as of any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination. For purposes of determining whether any Indebtedness can be incurred, any Investment can be made or any transaction described in Section 10.10 can be undertaken (a "Tested Transaction"), or for any other purpose hereunder including the purchase of any Notes, the United States Dollar Equivalent of such Indebtedness, Investment or transaction described in Section 10.10 or any other determination of the United States Dollar Equivalent of Euros for any other purpose shall be determined as of the date incurred, made or undertaken or otherwise as described herein and, in each case, no subsequent change in the United States Dollar Equivalent after such date of determination shall cause such Tested Transaction or such other action to have been incurred, made or undertaken in violation of this Indenture.

          "Unrestricted Definitive Registered Note" means one or more Definitive
           ---------------------------------------
Registered Notes that do not and are not required to bear the Legend.

          "Unrestricted Global Note" means one or more Global Notes that do not
           ------------------------
and are not required to bear the Legend.

          "Unrestricted Notes" means one or more Notes that do not and are not
           ------------------
required to bear the Legends.

          "Unrestricted Subsidiary" means (i) any subsidiary of the Company that
           -----------------------
at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 10.18 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (v) such Unrestricted Subsidiary does not own any Capital Stock in any subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (a) the net book value of such Investment or (b) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 10.08(a) and (ii) all Indebtedness of such subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a subsidiary.

          "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary
           ------------------------------------
means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Voting Stock" means Capital Stock of the class or classes pursuant to
           ------------
which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of
           -----------------------
which is owned by the Company or another Wholly-Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by or required to maintain its limited liability status under, applicable law shall be disregarded in determining the ownership of a Subsidiary.

          Other Definitions.
          ------------------

Term                                                       Defined in Section
----
"Act" ....................................................           1.05
"Agent Members"...........................................           2.07
"Change of Control Offer".................................          10.14
"Change of Control Purchase Date".........................          10.14
"Change of Control Purchase Notice".......................          10.14
"Change of Control Purchase Price"........................          10.14
"Covenant Defeasance".....................................           4.03
"Defaulted Interest"......................................           2.13
"Defeasance"..............................................           4.02
"Defeasance Redemption Date"..............................           4.04

Term                                                       Defined in Section
----
"Defeased Notes"...........................................       4.01
"Dollars"..................................................       1.01(e)
"Euro".....................................................       1.01(e)
"European Government Obligations"..........................       4.04
"Excess Proceeds"..........................................      10.12
"Note Amount"..............................................      10.12
"Offer"....................................................      10.12
"Offer Date"...............................................      10.12
"Offered Price"............................................      10.12
"Pari Passu Debt Amount"...................................      10.12
"Pari Passu Offer".........................................      10.12
"Paying Agent".............................................       2.03
"Permitted Indebtedness"...................................      10.08
"Permitted Payment"........................................      10.09
"Principal Paying Agent"...................................       2.03
"pro rata".................................................       1.01(g)
"Refinancing"..............................................      10.08
"Register".................................................       2.03
"Registrar"................................................       2.03
"Required Filing Date".....................................      10.19
"Restricted Payments"......................................      10.09
"Special Payment Date".....................................       2.13
"Surviving Entity".........................................       8.01
"Tested Transaction".......................................       1.02
"Transfer Agent"...........................................       2.03
"U.S. Government Obligations"..............................       4.04

          Section 1.03. Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

          Section 1.04. Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate of an officer of the Company, any Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Notes, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Notes may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1.05. Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" or "act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

          (b) The ownership of Notes shall be proved by the Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any

Paying Agent or the Company, any Guarantor or any other obligor of the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

          (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

          (f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

          Section 1.06. Notices, etc., to the Trustee, the Company and
                        ----------------------------------------------
                        any Guarantor.
                        -------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Notes shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Notes by the Trustee; or

          (b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to PSINet Inc., 510 Huntmar Park Drive, Herndon, VA 20170-5100, Attention: Chief Financial Officer, with a copy to Nixon Peabody LLP, 437 Madison Avenue, New York, NY 10022, Attention: Richard F. Langan, Jr., Esq., or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

          Section 1.07. Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided)
(i) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (ii) by publication in accordance with the rules and regulations of the Luxembourg Stock Exchange which shall initially be in the Luxembourger Wort for so long as the Euro Notes are listed on the Luxembourg Stock Exchange or, if the Euro Notes are not listed on the Luxembourg Stock Exchange, in a leading daily English-language newspaper having general circulation in Europe approved by the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Any notice pursuant to clause (ii) above shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required above. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          To the extent that the Notes may be listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, the Company shall, once in each year in which there has been a partial repurchase of Notes pursuant to an Excess Proceeds Offer under Section 10.12 or a Change of Control Offer under Section 10.14 of any of the notes, cause to be published in a leading daily newspaper of general circulation in Luxembourg (initially expected to be the Luxembourger Wort) a notice specifying the aggregate principal amount of Notes outstanding and a list of the Notes repurchased pursuant to such Excess Proceeds Offer or Change of Control Offer.

          Section 1.08.  Conflict with Trust Indenture Act.
                         ---------------------------------

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          (a) "Commission" means the Securities and Exchange Commission;

          (b) "indenture securities" means the Notes;

          (c) "indenture security holder" means a Holder or Noteholder;

          (d) "indenture to be qualified" means this Indenture;

          (e) "indenture trustee" or "institutional trustee" means the Trustee; and

          (f) "obligor" on the indenture securities means the Company and any other obligor on the Notes.

                All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings so assigned to them therein.

          Section 1.09.  Effect of Headings and Table of Contents.
                         ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.10.  Successors and Assigns.
                         ----------------------

          All covenants and agreements in this Indenture by the Company, the Guarantors, if any, and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

          Section 1.11.  Separability Clause.
                         -------------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.12.  Benefits of Indenture.
                         ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.13.  Governing Law.
                         -------------

          THIS INDENTURE, THE NOTES AND ANY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          Section 1.14.  Legal Holidays.
                         --------------

          In any case where any Interest Payment Date, Maturity or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this

Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 1.15. Independence of Covenants.
                        -------------------------

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 1.16. Schedules and Exhibits.
                        ----------------------

          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 1.17. Counterparts.
                        ------------

          This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

          Section 1.18. No Adverse Interpretation of Other Agreements.
                        ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement or instrument of the Company or a Subsidiary. Any such indenture, loan or debt agreement or instrument may not be used to interpret this Indenture.

          Section 1.19. No Recourse against Others.
                        --------------------------

          A director, officer, employee or shareholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation; provided, however, that the foregoing shall not relieve the Company from any of its liabilities or obligations under the Notes or this Indenture. Each Holder by accepting any of the Notes and Guarantees waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and Guarantees.

                                   ARTICLE II
                                   The Notes

          Section 2.01. Form and Dating.
                        ---------------

          (a)  Global Notes.

          Euro Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one Euro U.S. Global Note, which shall be deposited with the Euro Book-Entry Depositaries on behalf of the purchasers of the Euro Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Euro Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one Euro International Global Note, which shall be deposited with the Euro Book-Entry Depositaries on behalf of the purchasers of the Euro Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If and when permitted under the Securities Act, one or more Euro Unrestricted Global Notes may be issued from time to time in exchange for Euro Restricted Global Notes representing a corresponding aggregate principal amount of Euro Notes in accordance with the provisions of this Article II and shall be deposited with the Euro Book-Entry Depositaries on behalf of the Holders of the Euro Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          Dollar Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of three Dollar U.S. Global Notes, which shall be deposited with the Dollar Book-Entry Depositary on behalf of the purchasers of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one Dollar International Global Note, which shall be deposited with the Dollar Book-Entry Depositary on behalf of the purchasers of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If and when permitted under the Securities Act, one or more Dollar Unrestricted Global Notes shall be issued from time to time in exchange for Dollar Restricted Global Notes representing a corresponding aggregate principal amount of Dollar Notes in accordance with the provisions of this Article II and shall be deposited with the Dollar Book-Entry Depositary on behalf of the Holders of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          Except as set forth in Section 2.07(a) hereof, the Dollar Global Notes may be transferred, in whole and not in part, only to a successor of the Dollar Book-Entry Depositary or its nominee and the Euro Global Notes may be transferred, in whole and not in part, only to a successor of the Euro Book-Entry Depositaries, the Note Custodian or their respective nominees.

          (b)  Definitive Registered Notes.

          Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          (c)  Book-Entry Provisions.

          Neither the Depositaries nor the Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Dollar Book-Entry Depositary's nominee, in the case of the Dollar Global Notes, or by the Note Custodian, in the case of the Euro Global Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy, consent, authorization, approval, or other writing furnished by a Book-Entry Depositary or impair, as between the Book-Entry Depositaries and their respective Participants, the operation of customary practices of such Depositaries governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

          (d)  Dating.

          Each Note shall be dated the date of its authentication.

          Section 2.02. Execution and Authentication.
                        ----------------------------

          An Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. The Company's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

          If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Euro Notes on the Issue Date in an aggregate principal amount not to exceed Euro 150 million, upon receipt of an Officers' Certificate and a Company Order directing the Trustee to authenticate the Euro Notes. The aggregate principal amount of Euro Notes Outstanding at any time may not exceed Euro 150 million except as provided in Section 2.08.

          The Trustee shall authenticate Dollar Notes on the Issue Date in an aggregate principal amount not to exceed $600 million, upon receipt of an Officers' Certificate and a Company Order signed by an Officer directing the Trustee to authenticate the Dollar Notes. The aggregate principal amount of Dollar Notes Outstanding at any time may not exceed $600 million except as provided in Section 2.08.

          The Trustee may appoint one or more authenticating agents acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

          Section 2.03. Registrar and Paying Agents.
                        ---------------------------

          The Company shall maintain (i) an office or agency (the "Registrar" and "Transfer Agent") in the Borough of Manhattan in the City of New York, State of New York where Notes may be presented for registration of transfer and exchange (subject to Section 2.07) and, so long as Euro Notes are listed on the Luxembourg Stock Exchange, a co-transfer agent in Luxembourg where the Euro Notes may be presented for registration of transfer and exchange (subject to Section 2.07) and (ii) an office or agency in the Borough of Manhattan in the City of New York, State of New York where Notes may be presented for payment (the "Principal Paying Agent") and, so long as Euro Notes are outstanding, an additional paying agent in Luxembourg where Euro Notes may be presented for payment and (iii) an office or agency, which initially shall be the office of the Principal Paying Agent and, so long as the Euro Notes are listed on, and it is required by the rules of, the Luxembourg Stock Exchange, an office or agency in Luxembourg where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Notes and of their transfer and exchange and each Transfer Agent shall promptly inform the Registrar of its registration for transfer or exchange of any Notes.

          The Company, with the consent of the Trustee, may appoint one or more co-transfer agents and one or more additional paying agents, provided that in no event may the Company or any Affiliate of the Company act as Paying Agent. The term "Paying Agent" shall include the Principal Paying Agent and any such additional paying agent and the term "Transfer Agent" shall include the Transfer Agent and any additional transfer agent or co-transfer agent. The Company may change a Paying Agent, Registrar or Transfer Agent without prior notice to any Holder or beneficial owner of Notes. The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture, and such agreement shall incorporate the provisions of the Trust Indenture Act and implement the provisions of this Indenture (including the incorporation of the Trust Indenture Act) that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07.

          The Company hereby appoints (i) the Corporate Trust Office of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 as Registrar and Transfer Agent, (ii) the corporate trust office of the Trustee, c/o Wilmington Trust FSB, 520 Madison Avenue, 33/rd/ Floor, New York, New York 10022 as Principal Paying Agent and (iii) Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg as Paying Agent and Transfer Agent in Luxembourg.

          Section 2.04.  Holders to Be Treated as Owners; Payments of Interest.
                         -----------------------------------------------------

          (a) The Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar, the Trustee and any agent of the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar or the Trustee may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Liquidated Damages on such Note and for all other purposes whether or not such
Note is overdue; and neither the Company, any Guarantor, any Paying Agent, any Transfer Agent, the Registrar, the Trustee nor any agent of the Company, any Guarantor, any Paying Agent, any Transfer Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

          (b) The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Liquidated Damages, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date, except if and to the extent that the Company shall default in the payment of the interest or Liquidated Damages due on such Interest Payment Date, in which case such Defaulted Interest or Liquidated Damages shall be paid in accordance with Section 2.13. All payments of principal, interest and Liquidated Damages by the Company on the Notes will be made without withholding or deductions for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by applicable law, rule or regulation (and if such withholding or deduction is required, the Company will not be obligated to pay any additional amounts in respect of such withholding or deduction).

          Section 2.05. Paying Agent to Hold Money in Trust.
                        -----------------------------------

          Each Paying Agent shall hold in trust for the benefit of the Holders all money held by such Paying Agent for the payment of principal of or interest or Liquidated Damages, if any, on the Notes, and the Company and the Paying Agents shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require any Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 5.01(a) or (b) upon written request to any Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, a Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 2.06. Noteholder Lists.
                        ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least five Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Notes.

          Section 2.07 Transfer and Exchange.
                       ---------------------

          Transfers and exchanges of Notes and beneficial interests in Notes of the kinds specified in this Section 2.07 shall be made only in accordance with this Section 2.07.

          (a) U.S. Global Note to International Global Note.

              (i) Subject to paragraph (d) below, if the owner of a beneficial interest in the Dollar U.S. Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Dollar International Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(i) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) an order given by the Dollar Book-Entry Depositary or its authorized representative directing that a beneficial interest in the Dollar International Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Dollar U.S. Global Note in an equal principal amount be debited from a specified Participant's account and (B) if such transfer is to occur with respect to a Restricted Note, a Regulation S Certificate in the form attached hereto as Exhibit C, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Dollar U.S. Global Note or his attorney duly authorized in writing, then the Registrar shall reduce the principal amount of the Dollar U.S. Global Note and increase the principal amount of the Dollar International Global Note by such specified principal amount as provided in clause (d)(v) below.

               (ii) Subject to paragraph (d) below, if the owner of a beneficial interest in the Euro U.S. Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Euro International Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(ii) and subject to the Applicable Procedures. Upon receipt by the Transfer Agent of (A) an order given by the relevant Euro Book-Entry Depositary or its authorized representative directing that a beneficial interest in the Euro International Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Euro U.S. Global Note in an equal principal amount be debited from a specified Participant's account and (B) if such transfer is to occur with respect to a Restricted Note, a Regulation S Certificate in the form attached hereto as Exhibit C, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Euro U.S. Global Note or his attorney duly authorized in writing, then the Transfer Agent shall reduce the principal amount of the Euro U.S. Global Note and increase the principal amount of the Euro International Global Note by such specified principal amount as provided in clause (d)(v) below.

          (b)  International Global Note to U.S. Global Note.

               (i) Subject to paragraph (d) below, if the owner of a beneficial interest in the Dollar International Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Dollar U.S. Global Note, such transfer may be effected only in accordance with this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) an order given by the Dollar Book-Entry Depositary or its authorized representative directing that a beneficial interest in the Dollar U.S. Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Dollar International Global Note in an equal principal amount be debited from a specified Participant's account and (B) if such transfer is to occur with respect to a Restricted Note, a Rule 144A Certificate in the form attached hereto as Exhibit D, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Dollar International Global Note or his attorney duly authorized in writing, then the Registrar shall reduce the principal amount of the Dollar

International Global Note and increase the principal amount of the Dollar U.S. Global Note by such specified principal amount as provided in clause (d)(v) below; provided that, prior to 40 days after the date hereof, Dollar International Global Notes may only be transferred to Non-U.S. Persons or in accordance with Rule 144A.

               (ii) Subject to paragraph (d) below, if the owner of a beneficial interest in the Euro International Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Euro U.S. Global Note, such transfer may be effected only in accordance with this clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Transfer Agent of (A) an order given by the relevant Euro Book-Entry Depositary or its authorized representative directing that a beneficial interest in the Euro U.S. Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Euro International Global Note in an equal principal amount be debited from a specified Participant's account and (B) if such transfer is to occur with respect to a Restricted Note, a Rule 144A Certificate in the form attached hereto as Exhibit D, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Euro International Global Note or his attorney duly authorized in writing, then the Transfer Agent shall reduce the principal amount of the Euro International Global Note and increase the principal amount of the Euro U.S. Global Note by such specified principal amount as provided in clause (d)(v) below; provided, that prior to 40 days after the date hereof, Euro International Global Notes may only be transferred to Non-U.S. Persons or in accordance with Rule 144A.

          (c) Global Note to Definitive Note. Subject to paragraph (d) below, a beneficial interest in a Global Note may be exchanged for one or more Definitive Notes denominated in the same currency, provided, that if such interest is a beneficial interest in a U.S. Global Note, or if such interest is a beneficial interest in an International Global Note and such exchange is to occur with respect to a Restricted Note, then such Definitive Note(s) shall bear the Legends (subject in each case to paragraph (e) below); provided further that:

               (i) Euro Global Notes will be exchanged by the Company for Euro Definitive Notes bearing such Legends, if any, as are borne by the Notes exchanged therefor if and only if (i) either Euro Book-Entry Depositary notifies the Company that it is unwilling or unable to continue to act as a Depositary and a successor Euro Book-Entry Depositary is not appointed by the Company within 120 days; (ii) either Euro Book-Entry Depositary so requests following an Event of Default; (iii) the Company in its sole discretion determines that the Euro Global Notes should be exchanged (in whole but not in part) for Euro Definitive Notes; or (iv) the owner of a Euro Book Entry Interest requests such exchange in writing delivered through either Euroclear or Cedelbank following an Event of Default. Upon the occurrence of any of the preceding events, Euro Definitive Notes shall be issued in such names as the Euro Book-Entry Depositary shall instruct the Registrar; and

               (ii) Dollar Global Notes will be exchanged by the Company for Dollar Definitive Notes bearing such Legends, if any, as are borne by the Notes exchanged therefor if and only if (i) the Dollar Book-Entry Depositary notifies the Company that it is unwilling or unable to continue to act as Dollar Book-Entry Depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Dollar Book-Entry Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 120 days; (ii) the Dollar Book-Entry Depositary so requests following an Event of Default; (iii) the Company in its sole discretion determines that the Dollar Global Notes should be exchanged (in whole but not in part) for Dollar Definitive Notes; or (iv) the owner of a Dollar Book-Entry Interest requests such exchange in writing delivered through the Dollar Book-Entry Depositary (including following an Event of Default under this Indenture). Upon the occurrence of any of the preceding events, Dollar Definitive Notes shall be issued in such names as the Dollar Book-Entry Depositary shall instruct the Registrar.

          (d)  Certain Restrictions; Transfer Mechanics.

               (i) Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note bearing such Legends, if any, as are borne by the Note exchanged therefor or replaced thereby. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07.

               (ii) Notwithstanding any other provision herein to the contrary, including, without limitation, paragraphs (a) and (b) of this Section 2.07, Book-Entry Interests in a Euro Global Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Dollar Global Note or a Dollar Definitive Registered Note and Book-Entry Interests in a Dollar Global Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Euro Global Note or a Euro Definitive Registered Note.

               (iii) Each Global Note initially shall (A) be registered in the name of the nominee of the relevant Depositary, (B) be deposited with, or on behalf of, the relevant Depositary or with the Trustee or the Note Custodian for such Depositary, and (C) bear the Legends. Participants in any Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by such Depositary, the Trustee, or the Note Custodian, or under such Global Note, and the Holder may be treated by the Company, the Trustee or the Note Custodian and any agent of the Company, the Trustee or the Note Custodian as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company, the Trustee or the Note Custodian from giving effect to any written certification, proxy, consent, approval, or other authorization furnished by any such Depositary or shall impair, as between such Depositary and its Participants the operation of customary practices governing the exercise of the rights of a holder of any Note.

               (iv) Interests of beneficial owners in a Global Note may be transferred in accordance with the Applicable Procedures of the relevant Depositary and the provisions of this Section 2.07. No such transfer shall be effective unless the transferor or his attorney duly authorized in writing shall have executed and delivered a Regulation S Certificate in the form attached hereto as Exhibit C or a Rule 144A Certificate in the form attached hereto as Exhibit D; provided, however, that, prior to 40 days after the date hereof, interests in Dollar International Global Notes and Euro International Global Notes may only be transferred to Non-U.S. Persons, who shall acquire interests in such Dollar International Global Notes or Euro International Global Notes, respectively. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to such Depositary, its successors or their respective nominees, except as otherwise provided in this Section 2.07.

               (v) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the relevant Depositary or its nominee to the Registrar for exchange or cancellation as provided in this Article II. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this
Article II or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Registrar shall instruct the relevant Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this clause (d)(v) and as otherwise provided in this Article II, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the relevant Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in this paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the relevant Depositary or its authorized representative which is given or made pursuant to this Article II.

               (vi) Every certificated Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article II or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such certificated Note is registered in the name of a Person other than the relevant Depositary for such Global Note or a nominee thereof.

               (vii) Any Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the relevant Depositary or its nominee or its Participants.

               (viii) At such time as all Book-Entry Interests therein have been exchanged for Definitive Registered Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. No such transfer shall be effective unless the transferor or his attorney duly authorized in writing shall have executed and delivered a Regulation S Certificate in the form attached hereto as Exhibit C or a Rule 144A Certificate in the form attached hereto as Exhibit D; provided, however, that, prior to 40 days after the date hereof, interests in Dollar International Global Notes and Euro International Global Notes may only be transferred to Non-U.S. Persons, who shall acquire interests in such Dollar International Global Notes or Euro International Global Notes, respectively.

               (ix) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of a Company Order and an Officers' Certificate, the Trustee shall authenticate Global Notes at the request of any Paying Agent and the Registrar, and Definitive Registered Notes at the Registrar's request.

               (x) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to furnish appropriate endorsements and transfer documents and to pay a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 9.06, 10.12 and 10.14 hereof).

               (xi) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

               (xii) None of the Company, the Trustee or the Registrar shall be required to register the transfer of or to exchange any Note (A) during a period beginning on a Regular Record Date or Special Record Date, as the case may be, and ending at the close of business on the next succeeding Interest Payment Date or Special Payment Date, as the case may be, or (B) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.

               (xiii) Prior to due presentment for the registration of transfer of any Note, each of the Trustee, the Paying Agents, the Registrar, the Transfer Agents, any Guarantor and the Company and any of their respective agents may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, whether or not such Note is overdue, and none of the Trustee, the Paying Agents, the Registrar, the Transfer Agents, any Guarantor, the Company nor any of their respective agents shall be affected by notice to the contrary.

               (xiv) In the event of a transfer or exchange of a portion only of a Definitive Registered Note, a new Definitive Registered Note shall be issued to the transferee in respect of the principal amount of the portion so transferred or exchanged, and a further new Definitive Registered Note in respect of the balance of the principal amount not so transferred or exchanged shall be issued to the transferor or to the Holder making the transfer or exchange in each case in principal amounts of $1,000 or Euro 1,000, as applicable, and integral multiples thereof.

          (e) The U.S. Global Notes and their Successor Notes and the International Global Notes and their Successor Notes shall bear the Legends, as set forth on Exhibit A and Exhibit B attached hereto, subject to the following:

               (i) subject to the following clauses of this paragraph (e), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Legends borne by such Global Note while represented thereby;

               (ii) subject to the following clauses of this paragraph (e), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Legends borne by such other Note;

               (iii) Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes, shall not bear the Legends;

               (iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear the Legends may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such Legends if the Trustee has received an Unrestricted Notes certificate substantially in the form of Exhibit E hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article II;

               (v) a new Note which does not bear the Legends may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such Legends if, in the Company's judgment, placing such Legends upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company by a Company Order and upon receipt of an Officer's Certificate, shall authenticate and deliver such a new Note as provided in this
Article II; and

               (vi)  notwithstanding the foregoing provisions of this clause
(e), a Successor Note of a Note that does not bear a particular form of Legends shall not bear such form of Legends unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144 under the Securities Act, in which case the Trustee, upon receipt of a Company Order and Officers' Certificate, shall authenticate and deliver a new Note bearing the Legends in exchange for such Successor Note as provided in this
Article II. By its acceptance of any Note bearing the Legends, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Legends and agrees that it will transfer such Note only as provided in this Indenture.

          (f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (g) In the event that Regulation S is amended during the term of this Indenture to alter the applicable holding period, all references in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

          (h) In addition to the Legends required by this Section 2.07, Notes shall bear any legends required by the relevant Book-Entry Depositary.

          Section 2.08. Replacement Notes.
                        -----------------

          If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Guarantor or the Trustee, such security or indemnity, in each case, as may be required by it to hold it harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request and Officers' Certificate, the Trustee shall authenticate and make available for delivery though any Transfer Agent, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

          Upon the issuance of any replacement Notes under this Section, the Company may require the Holder to furnish appropriate endorsements and transfer documents and to pay a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 2.09. Outstanding Notes.
                        -----------------

          The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 4.02 and 4.03, on or after the date on which the conditions set forth in Section 4.04 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

          If the principal amount of any Note is considered to be paid under
Article XI, it ceases to be outstanding and interest thereon shall cease to accrue.

          Section 2.10. Treasury Notes.
                        --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that the Trustee actually knows are so owned shall be so disregarded.

          Section 2.11. Temporary Notes.
                        ---------------

          Until Definitive Registered Notes are prepared and ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order and Officers' Certificate, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order and Officers' Certificate, shall authenticate Definitive Registered Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Registered Notes.

          Section 2.12. Cancellation.
                        ------------

          All Notes surrendered for payment, purchase, repurchase, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall, upon receipt of a Company Order and Officers' Certificate, be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall, upon receipt of a Company Order and Officers' Certificate, be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.12, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall, at the option of the Trustee, be (a) returned to the Company or (b) destroyed, in which case the Trustee shall provide a certificate to the Company identifying the Notes that have been destroyed. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

          Section 2.13. Defaulted Interest.
                        ------------------

          If the Company defaults on a payment of interest or Liquidated Damages on the Notes, it shall pay the defaulted interest or Liquidated Damages, plus (to the extent permitted by law) any interest payable on the defaulted interest (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent record date (the "Special Record Date"), which date shall be at least five Business Days prior to the payment date for such Defaulted Interest or Liquidated Damages (the "Special Payment Date"), and (b) if a Global Note is still outstanding, to the Holder of such Global Note on such Special Payment Date. The Company shall fix such Special Record Date and Special Payment Date and shall provide for the payment of such Defaulted Interest or Liquidated Damages, if any, in each case, in a manner satisfactory to the Trustee. At least 15 days before such Special Record Date, the Company shall mail to each Holder of Definitive Registered Notes, if any, and if any Global Note is still outstanding, to the relevant Depositary, a notice that states the Special Record Date, the Special Payment Date and the amount of Defaulted Interest or Liquidated Damages, if any, to be paid.

          Section 2.14. CUSIP and ISIN Number; Common Code.
                        ----------------------------------

          The Company in issuing the Dollar Notes shall use "CUSIP" numbers and, in issuing the Euro Notes, shall use "ISIN" numbers and common codes, and such CUSIP or ISIN numbers and common codes shall be included in notices of repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of CUSIP or ISIN numbers or common codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee, each Paying Agent and the Registrar of any change in any CUSIP or ISIN number or common code.

          Section 2.15. Deposit of Moneys; Payments by Principal Paying Agent.
                        -----------------------------------------------------

          Prior to 10:00 a.m., Luxembourg time, with respect to the Euro Notes, and 12:00 noon, New York City time, with respect to the Dollar Notes, on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Principal Paying Agent in immediately available funds United States Dollars, with respect to the Dollar Notes, and Euros, with respect to the Euro Notes, sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date.

          Payments of principal will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of the Notes at the office of the relevant Paying Agent. Payments in respect of Dollar Notes will be made by U.S. dollar check drawn on, or by transfer from a U.S. dollar account maintained by the Company and payments in respect of Euro Notes will be made by Euro check drawn on, or by transfer from a Euro account maintained by the Company.

          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE III
                                   Note Forms

          The provisions of the form of Notes contained in Exhibits A and B hereto are incorporated herein by reference. The Notes shall be issued only in registered form. The Notes shall be issued without coupons. The Euro Notes shall be issued only in denominations of Euro 1,000 principal amount and the Dollar Notes shall be issued only in denominations of $1,000 principal amount or, in each case, any integral multiple thereof.


                                  ARTICLE IV
                      Defeasance and Covenant Defeasance

          Section 4.01. Company's Option to Effect Defeasance or Covenant
                        -------------------------------------------------
Defeasance.
----------

          The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article IV.

          Section 4.02. Defeasance and Discharge.
                        ------------------------

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company, each Guarantor and any other obligor upon the Notes, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor upon the Notes shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of and interest on, such Notes, when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 2.07, 2.08, 2.11,
10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under
Section 6.07, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

          Section 4.03. Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.05 through 10.22, inclusive, and the provisions of clauses (iii) and (v) of Section 8.01(a) with respect to the Defeased Notes on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

          Section 4.04. Conditions to Defeasance or Covenant Defeasance.
                        -----------------------------------------------

          The following shall be the conditions to application of either Section
4.02 or Section 4.03 to the Defeased Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) in the case of the Euro Notes, an amount in Euros or Government Securities of the United Kingdom, the Federal Republic of Germany or the Republic of France denominated in Euros or a combination thereof (collectively, the "European Government Obligations") and
(2) in the case of Dollar Notes, an amount in United States dollars or U.S. Government Obligations, (as defined below) or a combination thereof, in the case of each of clauses (1) and (2) above, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and interest on, the Defeased Notes, on the Stated Maturity of such principal or interest (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing to exercise either its option applicable to Section 4.02 or its option applicable to Section 4.03, the Company has delivered to the Trustee an irrevocable notice to redeem the Defeased Notes on the Defeasance Redemption Date. For this purpose, "U.S. Government Obligations" means securities that are (I) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (II) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

          (b) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (c) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (d) No Default or Event of Default (other than a Default or Event of Default under this Indenture resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 5.01(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

          (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound;

          (g) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

          (h) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (i) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

          (j) No event or condition shall exist that would prevent the Company from making payments of the principal of and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

          (k) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with. Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

          Section 4.05. Deposited Money and Government Obligations to be Held
                        -----------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

          Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof), in the case of the Dollar Notes, and all European Government Obligations, in the case of the Euro Notes, deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Notes.

          Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations, in the case of the Dollar Notes, or European Government Obligations, in the case of the Euro Notes, held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

          Section 4.06. Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations, in the case of the Dollar Notes, or European Government Obligations, in the case of the Euro Notes, in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and any Guarantor's obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations, in the case of the Dollar Notes, or European Government Obligations, in the case of the Euro Notes, in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars and U.S. Government Obligations, in the case of the Dollar Notes, or European Government Obligations, in the case of the Euro Notes, held by the Trustee or Paying Agent.

                                   ARTICLE V
                                    Remedies

          Section 5.01. Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b) there shall be a default in the payment of the principal of any Note at its Maturity (upon acceleration, required repurchase or otherwise);

          (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture, the Registration Rights Agreement or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (ii) there shall be a default in the performance or breach of the provisions of Article VIII; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 10.12; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.14;

          (d) (i) any default by the Company or any Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10 million under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (ii) any event of default as defined in any agreement, indenture or instrument of the Company evidencing Indebtedness in excess of $10 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

          (f) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against the Company not paid or covered by financially sound third-party insurers, or any Subsidiary or any of their respective properties and is not discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (g) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of its commencement of proceedings to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (i) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of the Company's Consolidated properties, (2) makes an assignment for the benefit of creditors or
(3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

          Section 5.02. Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          (a) If an Event of Default (other than an Event of Default specified in Sections 5.01(h) and (i) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and accrued interest on all Notes to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clause
(h) or (i) of Section 5.01 occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.

          (b) After a declaration of acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Company has paid or deposited with the Trustee sums (in Euros and U.S. Dollars) sufficient to pay:

                    (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                    (2)  all overdue interest on all Outstanding Notes,

                    (3) the principal of any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes, and

                    (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

               (ii) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          (c) The Company shall notify the Trustee within 30 days of the occurrence of any Default unless such Default shall have been cured. The Company shall deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred that is not cured.

          Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                         ----------------------------------------------------
 by Trustee.
 ----------

               The Company and each Guarantor covenant that if:

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Note at the Stated Maturity thereof, then in either case the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to
Section 5.12. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.



          Section 5.04  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee

(irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05. Trustee May Enforce Claims without Possession of Notes.
                        ------------------------------------------------------

          All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 5.06.  Application of Money Collected.
                         ------------------------------

          Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this

Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due to the Trustee under Section 6.07;

          SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section 5.07.  Limitation on Suits.
                         -------------------

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default and

          (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 30 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other

Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.8.  Unconditional Right of Holders to Receive Principal
                        ---------------------------------------------------
and Interest.
------------


          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal and (subject to Section 3.09) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of repurchase, on the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 5.09. Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10. Rights and Remedies Cumulative.
                        ------------------------------

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11. Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12.  Control by Holders.
                         ------------------

          The Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or any Guarantee, expose the Trustee to liability, or be unduly prejudicial to Holders not joining therein; and

          (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 5.13.  Waiver of Past Defaults.
                         -----------------------

          The Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may on behalf of the Holders of all Outstanding Notes waive any past Default hereunder and its consequences, except a Default:

          (a)  in the payment of the principal of, or interest on, any Note; or

          (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Note Outstanding affected by such modification or amendment.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 5.14.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on, any Note on or after the respective Stated Maturities expressed in such Note.

          Section 5.15. Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, or interest on, the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if any (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.16. Remedies Subject to Applicable Law.
                        ----------------------------------

          All rights, remedies and powers provided by this Article V may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                                   ARTICLE VI
                                  The Trustee

          Section 6.01. Duties of Trustee.
                        -----------------

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

          (a) if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (b)  except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

               (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture;

          (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)   this Subsection (c) does not limit the effect of Subsection
(b) of this Section 6.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred upon the Trustee;

          (d) the Trustee may refuse to follow any direction that conflicts with law or this Indenture;

          (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers, or to perform any duty under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity, satisfactory to the Trustee, against any loss, liability or expense;

          (f) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c), (d) and (f) of this Section 6.01; and

          (g) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 6.02.  Notice of Defaults.
                         ------------------

          If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall give notice of such Default or Event of Default within 90 days after the occurrence thereof to each Holder in the manner and to the extent provided in Section 313(c) of the TIA. Except in the case of a Default or Event of Default in payment of principal of or interest (including Liquidated Damages) on any Note the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders.


          Section 6.03   Certain Rights of Trustee
                         -------------------------

          Subject to the provisions of Section 6.01 hereof and Trust Indenture Act Sections 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated therein;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection, and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or automatically provided for by the Trust Indenture Act other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, further, that no permissive power, right or remedy conferred upon the Trustee under this Indenture shall be construed to impose a duty to exercise such power, right or remedy; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it.

          Section 6.04. Trustee Not Responsible for Recitals, Dispositions of
                        -----------------------------------------------------
Notes or Application of Proceeds Thereof.
----------------------------------------

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the

Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Notes, and it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 6.05.  Trustee and Agents May Hold Notes; Collections; etc.
                         ----------------------------------------------------

          The Trustee, any Paying Agent, Registrar, Transfer Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent. Any Paying Agent, other than the Trustee, holding funds or securities in trust for the benefit of the Holders or the Trustee shall give to the Trustee notice of any default by any obligor upon the Notes in the making of any such payment.

          Section 6.06.  Money Held in Trust.
                         -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the directions of the Company; provided, however, that nothing herein shall be deemed to require the Trustee or any other Person acting as Paying Agent to invest or pay interest on funds held for the payment of any Notes after the Maturity thereof. The Trustee shall not be liable for any gain or loss on funds or securities deposited with the Trustee and invested or maintained by the Trustee in accordance with the directions of the Company.

          Section 6.07. Compensation and Indemnification of Trustee and Its
                        ---------------------------------------------------
 Prior Claim.
 -----------

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.

          The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee, and their respective officers, directors, agents and employees, for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07, and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          If, in the opinion of the Trustee's counsel, the Trustee has an interest adverse to the Company or a potential conflict of interest exists between the Trustee and the Company, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

          The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee, except property or funds held in trust to pay principal of and interest on, or Liquidated Damages on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

          Section 6.08.   Conflicting Interests.
                          ---------------------

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 6.09. Trustee Eligibility.
                        -------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.10. Resignation and Removal; Appointment of Successor
                        -------------------------------------------------
 Trustee.
 -------

          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

          (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company in writing.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,

               (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.


          Section 6.11.  Acceptance of Appointment by Successor.
                         --------------------------------------

          Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

          No successor trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09.

          Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

          Section 6.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
 Business.
 --------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 6.13. Preferential Collection of Claims Against Company.
                        -------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Notes), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.


                                  ARTICLE VII
               Holders' Lists and Reports by Trustee and Company

          Section 7.01. Company to Furnish Trustee Names and Addresses of
                        -------------------------------------------------
Holders. The Company will furnish or cause to be furnished to the Trustee:
-------

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished.

          Section 7.02.  Disclosure of Names and Addresses of Holders.
                         --------------------------------------------

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes, and the Trustee shall comply with Trust Indenture Act Section 312(b).
The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

          Section 7.03 Reports by Trustee.
                       ------------------

          (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Notes, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act
Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

          (b)  A copy of each report transmitted to Holders pursuant to this
Section 7.03 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange.

          Section 7.04  Reports by Company.
                        ------------------

          The Company and any Guarantor, as the case may be, shall:

          (a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a));

          (c) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 10.20 hereunder and subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE VII
                     Consolidation, Merger, Sale of Assets

          Section 8.01.  Company and Guarantors May Consolidate, etc.,  Only
                         ---------------------------------------------------
on Certain Terms.
----------------

          (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

               (i) either (a) the Company will be the continuing corporation in the case of a consolidation or merger involving the Company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, as the case may be, and the Notes, this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

               (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

               (ii) immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.08(a);

               (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and under the Notes; and

               (v) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture.

          (b) Notwithstanding the foregoing, the provisions of Section 8.01(a) shall not apply to (i) a merger or consolidation between or among the Company and any one or more of its Wholly-Owned Subsidiaries, and (ii) a merger or consolidation of the Company into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Company within the United States of America.

          Section 8.02.  Successor Substituted.
                         ---------------------

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 8.01 in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.


                                   ARTICLE IX
                            Supplemental Indentures

          Section 9.01.  Supplemental Indentures and Agreements without Consent
                         ------------------------------------------------------
of Holders.
----------

          Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Notes when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Notes, the Registration Rights Agreement and in any Guarantee in accordance with Article VIII;

          (b) to add to the covenants, undertakings or obligations of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

          (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision herein or any supplemental indenture or in the Notes or any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, any supplemental indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 or otherwise;

          (e)  to add a Guarantor pursuant to the requirements of Section 10.13;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or any Guarantor's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

          Section 9.02  Supplemental Indentures and Agreements with Consent of
                        ------------------------------------------------------
Holders.
-------

          Except as permitted by Section 9.01, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Notes or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Notes or any Guarantee (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.21); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, or waive a default in the payment of the principal or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon, or the price payable upon the purchase thereof pursuant to
Section 10.12 or Section 10.14, or change the coin or currency in which the principal of any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

          (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 10.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with
Section 10.14,
including, in each case, amending, changing or modifying any definitions relating thereto so as to amend, change or modify any such obligation;

          (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

          (d) modify any of the provisions of this Section 9.02 or Section 5.13 or 10.21, except to increase the percentage of such Outstanding Notes required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

          (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder; or

          (f) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing such Guarantee.

          Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

          It shall not be necessary for any act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such act shall approve the substance thereof.

          Section 9.03.  Execution of Supplemental Indentures and Agreements.
                         ---------------------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this
Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.03 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any

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

such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

          Section 9.04.  Effect of Supplemental Indentures.
                         ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.05.  Conformity with Trust Indenture Act.
                         -----------------------------------

          Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.06.  Reference in Notes to Supplemental Indentures.
                         ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by.

          Section 9.07.  Notice of Supplemental Indentures.
                         ---------------------------------

          Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE X
                                   Covenants

          Section 10.01.  Payment of Principal, Interest and Indenture
                          --------------------------------------------
Obligations.
-----------

          The Company shall duly and punctually pay the principal of, interest on and other Indenture Obligations, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

          Section 10.02.  Maintenance of Office or Agency.
                          -------------------------------

          The Company shall maintain an office or agency where Notes may be presented or surrendered for payment in accordance with the terms and conditions set forth in Section 2.03 hereof. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York and Luxembourg) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section 10.03.  Money for Note Payments to Be Held in Trust.
                          -------------------------------------------

          The Company will, on or before each due date of the principal of, interest or other Indenture Obligations on any of the Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, interest or other Indenture Obligations so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal, or interest on the Notes;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall promptly be paid to the Company on Company Request, net of any amounts due the Trustee or such Paying Agent, as the case may be, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition) and a leading daily newspaper with general circulation in Luxembourg (initially expected to be the Luxembourger Wort) (or, if Notes are not listed on the Luxembourg Stock Exchange and it is not practicable to so publish, in a leading daily English language newspaper having general circulation in Europe previously approved by the Trustee), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

          Section 10.04.  Corporate Existence.
                          -------------------

          Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of the assets of the Company or any Subsidiary not in violation of the terms of this Indenture.

          Section 10.05.  Payment of Taxes and Other Claims.
                          ----------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 10.11, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          Section 10.06.  Maintenance of Properties.
                          -------------------------

          The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

          Section 10.07.  Maintenance of Insurance.
                          ------------------------

          The Company shall at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.

          Section 10.08.  Limitation on Indebtedness.
                          --------------------------

          (a) The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Notes); provided, however, that the Company may Incur Indebtedness, and the Company or any Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0 prior to April 1, 2001, or less than or equal to 5.5 to 1.0 on or after April 1, 2001.

          (b) The foregoing limitations of paragraph (a) of this Section 10.08 will not apply to any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

               (i) the Incurrence by the Company or any of its Subsidiaries of Indebtedness incurred for the purpose of financing all or any part of the (A) purchase price, cost of design, development, acquisition, construction or improvement of real or personal property (including, without limitation, indefeasible rights of use or similar rights), tangible or intangible, used or to be used in connection with the Telecommunications Business, provided that such Indebtedness (exclusive of the interest portion thereof and reasonable costs of financing) does not exceed the lesser of Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of such assets or property at the time of such Incurrence or (B) purchase price or acquisition of Capital Stock of a Person engaged in the Telecommunications Business;

               (ii) the Incurrence by the Company or any of its Subsidiaries of any Indebtedness, and any refinancings (as defined below) of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $100 million at any one time outstanding;

               (iii) the Incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed two (2.0) times the sum of the Net Cash Proceeds received by the Company after April 13, 1998 in connection with any Public Equity Offerings or sale of Capital Stock to any Strategic Investor (other than from the issuance of Disqualified Stock in any case) but only to the extent that such Net Cash Proceeds have not been used pursuant to clause (a)(3) or (b)(vii) of Section 10.09; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes or has an Average Life to Stated Maturity at least equal to the Notes;

               (iv) the Incurrence by the Company or any Subsidiary of any Indebtedness entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements entered into to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as the notional principal amount of such Interest Rate Agreements does not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements entered into to protect the Company or any Subsidiary against fluctuations in the value of any currency or (c) under any Commodity Price Protection Agreements entered into to protect the Company or any Subsidiary against fluctuations in the price of any commodity;

               (v) the Incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds, standby letters of credit and appeal or surety bonds entered into in the ordinary course of business and not in connection with the borrowing of money;

               (vi) Indebtedness outstanding under the Notes or the Indenture (or Guarantees of the Notes issued under the Indenture) or other Indebtedness existing on the date of this Indenture (other than Indebtedness incurred pursuant to clause (viii) below);

               (vii) the Incurrence of (a) Indebtedness of any Subsidiary owed to and held by the Company or another Subsidiary and (b) Indebtedness of the Company owed to and held by any Subsidiary or represented by a guarantee of Indebtedness of any Subsidiary which such Subsidiary is otherwise permitted to Incur under the Indenture; provided that upon either (i) the transfer or other disposition by a Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or a Subsidiary or (ii) the issuance, sale, transfer or other disposition of Capital Stock (including by amalgamation, consolidation or merger) of a Subsidiary (such that upon such sale, transfer or other disposition such Subsidiary would no longer meet the definition of a Subsidiary) to a Person other than the Company or a Subsidiary, the provisions of this clause (vii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such issue, sale, transfer or other disposition;

               (viii) Indebtedness incurred by the Company or any Subsidiary under a Permitted Credit Facility or Debt Securities, provided that the aggregate principal amount at any time outstanding under this clause (viii) (including any amounts pursuant to this clause (viii) that may be, or have been, refinanced pursuant to this or any other clause or provision) does not exceed $350 million; and

               (ix) any amendments, supplements, modifications, deferrals, renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i),
(ii), (iii), (vi), (vii) and (viii) above, and this clause (ix), including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower (or its successor) of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness and accrued interest represented thereby (or the accreted value thereof as of the date of refinancing) is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or such borrower incurred in connection with such refinancing and, in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

          (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 10.13.

          (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

          Section 10.09.  Limitation on Restricted Payments.
                          ---------------------------------

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution on any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly-Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than (a) to the Company or any of its Wholly-Owned Subsidiaries or (b) to all holders of any class, series or the same type of Capital Stock of such Subsidiary on a pro rata basis; provided that in the case of this clause (b) such dividend or distribution shall not constitute Indebtedness or Disqualified Stock);

               (v) make any Investment in any Person (other than any Permitted Investments) (any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined, in good faith, by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such
------
proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described in Section

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

10.08(a); and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after April 13, 1998, does not exceed the sum of the following:

                    (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on April 13, 1998 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available;

                    (B) the aggregate Net Cash Proceeds received after April 13, 1998 by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

                    (C) the aggregate Net Cash Proceeds received after April 13, 1998 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

                    (D) the aggregate Net Cash Proceeds received after April 13, 1998 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after April 13, 1998, the aggregate of Net Cash Proceeds from their original issuance; and

                    (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the lesser of
(x) the cash return of capital with respect to such Investment (less the cost of disposition and taxes, if any) and (y) the initial amount of such Investment.

          (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (x) being referred to as a "Permitted Payment"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the

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provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration;

               (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 10.09;

               (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph
(a) of this Section 10.09;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount and accrued interest thereon so refinanced or the accreted value thereof as of the date of refinancing (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

               (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company,

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

provided, that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Notes;

               (vi) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, officers, consultants or directors or any former employees, officers, consultants or directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, officers, consultants or directors or former employees, officers, consultants or directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements or transactions approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed $1 million and $3 million in the aggregate pursuant to this clause (vi);

               (vii) Investments in any Person engaged principally in the Telecommunications Business on the date of such Investments; provided that the aggregate amount of any such Investments made pursuant to this clause (vii) does not exceed the sum of (A) the amount of the Net Cash Proceeds received by the Company after April 13, 1998 as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent that such Net Cash Proceeds are used to Incur Indebtedness pursuant to Section 10.08(b)(iii) or to make Restricted Payments pursuant to Section 10.09(a)(3), or Section 10.09(b) (ii),
(iii) or (iv) plus (B) the net reduction in Investments made pursuant to this clause (vii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investments (except in each case to the extent any such payments or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Wholly-Owned Subsidiary (valued in each case as provided in the definition of "Permitted Investments");

               (viii) the payment or declaration of any dividend or the making of any distribution on or the redemption of rights or any securities issued pursuant to the Company Rights Agreement;

               (ix) the payment of cash in lieu of the issuance of fractional shares pursuant to any agreement, warrant or option and any repurchase or other acquisition of fractional shares from time to time; and

               (x) the acquisition of Capital Stock of the Company by the Company in connection with the cashless exercise of any options, warrants or similar rights issued by the Company on or prior to January 1, 1998.

          In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (vi), (vii), (viii), and (ix) shall be included, without duplication, as Restricted Payments and shall not be deemed a Permitted Payment for purposes of the calculation required by paragraph (a) of this Section 10.09.

          Section 10.10.  Limitation on Transactions with Affiliates.
                          ------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly-Owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this covenant shall not apply to: (a) compensation, severance and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans, in the ordinary course of business; (b) any transaction solely between or among the Company and/or any Subsidiaries, if such transaction otherwise does not violate the terms of the Indenture; (c) any transaction otherwise permitted by Section 10.09; (d) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Company and any Subsidiary; (e) licensing or sublicensing of use of any intellectual property by the Company or any Subsidiary to the Company any other Subsidiary of the Company or to any Permitted Joint Venture; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its business and, in the case of any Permitted Joint

Venture, that the terms of any such arrangement are fair and reasonable to the Company or any such Subsidiary as determined in good faith by the Board of Directors; (f) arrangements between the Company and any Subsidiary of the Company for the purpose of providing services or employees to such Subsidiary; and (g) transactions undertaken pursuant to the IXC Agreement and other agreements entered into in connection therewith and in effect on or after April 13, 1998 (or as such other agreements may be amended, from time to time, to the extent that any such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the holders of the Notes).

          Section 10.11.  Limitation on Liens.
                          -------------------

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on April 13, 1998, or acquired after April 13, 1998, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

          Section 10.12.  Limitation on Sale of Assets.
                          ----------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration (as described below), and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution). The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant: (A) Cash Equivalents, (B) liabilities (contingent or otherwise) of the Company or a Subsidiary assumed by the transferee (or its designee) such that the Company or such Subsidiary has no further liability therefor, and (C) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that within 60 days after receipt, are converted by the Company or such Subsidiary into cash.

          (b) The Company or a Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds thereof in Telecommunications Assets or to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of Notes). The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

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

          (c) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all Holders, on a pro rata basis, the maximum principal amount (expressed as a multiple of $1,000 or Euro 1,000, as applicable) of Notes, in each case determined as of the second Business Day preceding the making of such offer, that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth herein. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of Euro 1,000 or $1,000, as applicable, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

          (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or

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

regulations in connection with an Offer, including those regulations that may be imposed by any securities exchange on which the Notes may then be listed for trading.

          Section 10.13.  Limitation on Issuances of Guarantees of Indebtedness.
                          -----------------------------------------------------

          (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 10.11 and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes; provided that this paragraph shall not apply to any guarantee or assumption of liability of Indebtedness permitted under clauses (i), (ii), (iv),
(v), (vii) and (viii) of subsection (b) of Section 10.08.

          (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Subsidiaries.

          Section 10.14.  Purchase of Notes upon a Change of Control.
                          ------------------------------------------

          (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase all such Holder's Notes in whole or in part in integral multiples of $1,000 or Euro 1,000, as the case may be, at a purchase price (the "Change of Control Purchase Price") in relevant currencies in cash, in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below in this Section 10.14 (the "Change of Control Offer") and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 10.14.

          (b) Within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder, determined as of the second Business Day preceding the date of such notice stating among other things:

               (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

               (2) the circumstances and relevant facts regarding such Change of Control;

               (3) that the Change of Control Offer is being made pursuant to this Section 10.14 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (4) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days and not later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any securities exchange on which the Notes are listed for trading;

               (5)  the Change of Control Purchase Price;

               (6) the names and addresses of the relevant Paying Agents and the offices or agencies referred to in Section 2.03;

               (7) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the relevant Paying Agent at the office of such Paying Agent or to an office or agency referred to in Section 2.03 to collect payment;

               (8) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

               (9) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

               (10) that any Note not tendered will continue to accrue interest; and

               (11) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

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

          (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.13. If any Note tendered for purchase in accordance with the provisions of this Section 10.14 shall not be so paid upon surrender thereof, the principal thereof shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the relevant Paying Agent at the address specified in the Change of Control Purchase Notice prior to 5:00 p.m. (New York time) at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to the relevant Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to the Holder, one or more new Notes, denominated in the same currency as such Note, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 12:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or next day funds for value on or prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 12:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agents an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agents shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agents at the

Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

          (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company or its agent receives, not later than 5:00 p.m. (New York time) one Business Day prior to the Change of Control Purchase Date, a signed letter, delivered to the address specified in the change of Control Purchase Notice specifying, as applicable:

                    (1)  the name of the Holder;

                    (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                    (3) the principal amount of the Note (which shall be $1,000 or Euro 1,000, as applicable, or integral multiples thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                    (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

                    (5) the principal amount, if any, of such Note (which shall be $1,000 or Euro 1,000, as applicable, or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) Subject to applicable escheat laws, the Trustee and the Paying Agents shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause
(ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer, including those regulations that may be imposed by any securities exchange on which the Notes may then be listed for trading.

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

          Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

          Section 10.15.  Limitation on Sale-Leaseback Transactions.
                          -----------------------------------------

          (a) The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, enter into any Sale-Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the provisions of Section
10.12 and (ii) the Company or such Subsidiary would be entitled under Section
10.08 to incur any Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant unless such lease is properly classified as an operating lease under GAAP) in respect of such Sale-Leaseback Transaction.

          (b) The foregoing restriction does not apply to any Sale-Leaseback Transaction if (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the transaction is solely between the Company and any Wholly Owned Subsidiary or any Wholly-Owned Subsidiary and any other Wholly-Owned Subsidiary; and (iii) the transaction is consummated within 180 days of the acquisition by the Company or its Subsidiary of the property or assets subject to such sale-leaseback or entered into within 180 days after the purchase or substantial completion of the construction of such property or assets (or 270 days in the event that the only condition delaying such consummation is the receipt of applicable regulatory approvals).

          Section 10.16.  Limitation on Issuance and Sale of Subsidiary Capital
                          -----------------------------------------------------
Stock.
-----

          The Company will not permit (a) any Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly-Owned Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause
(A), (B) or (C) (excluding for purposes of this proviso, shares of Capital Stock issued in connection with customary accelerated vesting provisions contained in option or similar plans or agreements which are accelerated as a result of a change of control of such Person and which option or similar plans were not adopted or implemented solely in anticipation of or in connection with such transaction) or (b) any Person (other than the Company or a Wholly-Owned Subsidiary) to acquire Capital Stock of any Subsidiary from the Company or any Subsidiary, except, in the case of clause (a) or (b),
(1) upon the acquisition of all the outstanding Capital Stock of such Subsidiary in accordance with the terms hereof, (2) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the provisions of Section
10.09 if made on the date of such issuance or sale, (3) issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law or to maintain the limited liability status of such foreign Subsidiaries or (4) issuances or sales of common stock of a Subsidiary, provided that the Company or such Subsidiary applies the Net Cash Proceeds, if any, in a manner which does not violate the provisions of this Indenture to the extent applicable (excluding for purposes of this proviso, shares of Capital Stock issued in connection with customary accelerated vesting provisions contained in option or similar plans or agreements which are accelerated as a result of a change of control of such Person and which option or similar plans were not adopted or implemented solely in anticipation of or in connection with such transaction).

          Section 10.17.  Limitation on Dividends and Other Payment Restrictions
                          ------------------------------------------------------
Affecting Subsidiaries.
----------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for:

          (a) any encumbrance or restriction, with respect to a Subsidiary that was not a Subsidiary of the Company on April 13, 1998, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;

          (b)  encumbrances or restrictions

               (i)    by reason of applicable law,

               (ii)   under this Indenture, or

               (iii) in any agreement, instrument or indenture governing or relating to Indebtedness in respect of any Permitted Credit Facility;

          (c) customary non-assignment provisions of any contract or lease of any Subsidiary entered into in the ordinary course of business;

          (d) encumbrances or restrictions imposed pursuant to Indebtedness or contracts entered into in connection with Permitted Liens, but solely to the extent such encumbrances or restrictions affect property or assets subject to such Permitted Lien;

          (e) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and

          (f) any encumbrance or restriction existing under any agreement that extends, renews, refunds refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

          Section 10.18.  Limitations on Unrestricted Subsidiaries.
                          ----------------------------------------

          The Company will not make, and will not permit its Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 10.09. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company.

          Section 10.19.  Provision of Financial Statements.
                          ---------------------------------

          The Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would be required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event
(x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Register, without cost to such Holders and (ii) file with the Trustee and the Paying Agents copies (which shall be available to Holders upon request to any of the Company, the Trustees or a Paying Agent) of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. In addition, so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of such time as the Company has completed its Exchange Offer or such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

          Section 10.20.  Statement by Officers as to Default.
                          -----------------------------------

          (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company in his or her capacity as an officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company's performance and the performance of each Guarantor, if any, under this Indenture, to the best knowledge (based on such review) of the signers thereof, the Company and each Guarantor, if any, have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

          Section 10.21.  Waiver of Certain Covenants.
                          ---------------------------

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.06 through 10.11, 10.12(a), 10.13, 10.15 through 10.20 and 10.22, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          Section 10.22.  Limitation on Business.
                          ----------------------

          The Company will not, and will not permit any of the Subsidiaries to, engage in a business which is not substantially a Telecommunications Business.


                                  ARTICLE XI
                          Satisfaction and Discharge

          Section 11.01.  Satisfaction and Discharge of Indenture.
                          ---------------------------------------

          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes as expressly provided for herein) as to all Outstanding Notes hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either   (1)  all the Notes theretofore authenticated and
delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.08 or (ii) all Notes whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                        (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust (A) in the case of the Euro Notes, an amount in Euros or European Governmental Obligations and (B) in the case of the Dollar Notes, an amount in United States dollars or United States Government Securities, in each case sufficient to pay and discharge the entire Indebtedness on such Notes, as applicable, not theretofore delivered to the Trustee for cancellation, including the principal of and accrued interest on, such Notes at such Maturity or Stated Maturity;

          (b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.06 and, if United States dollars or United States Government Securities in the case of the Dollar Notes and Euros or Government Securities of the United Kingdom, the Federal Republic of Germany or the Republic of France denominated in Euros in the case of Euro Notes shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

          Section 11.02.  Application of Trust Money.
                          --------------------------

          Subject to the provisions of the last paragraph of Section 10.03, all U.S. dollars, United States Government Securities, Euros and European Governmental Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of, interest on, or other Indenture Obligations on the Notes for whose payment such U.S. dollars, United States Government Securities, Euros or Euro-denominated Government Securities, as the case may be, have been deposited with the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                             PSINET INC.

                                             By:

                                             /s/    Edward D. Postal
                                             -----------------------------------
                                             Name:  Edward D. Postal
                                             Title: Executive Vice President and
                                                     Chief Financial Officer


                                             WILMINGTON TRUST COMPANY

                                             By:

                                             /s/ Bruce L. Bisson
                                             -----------------------------------
                                             Name:  Bruce L. Bisson
                                             Title:  Vice President

                                   EXHIBIT A

                              FORM OF GLOBAL NOTE


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF [CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")/EUROCLEAR SYSTEM OR CEDELBANK], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, OR FOR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC/EUROCLEAR SYSTEM OR CEDELBANK] (AND ANY PAYMENT IS MADE TO [CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC/EUROCLEAR SYSTEM OR CEDELBANK]), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE], HAS AN INTEREST HEREIN.

                                  PSINET INC.

[FOR RESTRICTED NOTES ONLY] THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (II) IT IS NOT A UNITED STATES PERSON AND HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (B) IT IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                              ___________________

                         10 1/2% SENIOR NOTE DUE 2006

               [CUSIP No(s). / ISIN No(s). / Common Code No(s).]

                  No. __________  [$/EURO ]_________________


          PSINet Inc., a New York corporation (herein called the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _____________ [United States Dollars/Euros] on December 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon from December 2, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 1 and December 1, in each year, commencing June 1, 2000 at the rate of 10 1/2% per annum, subject to adjustments as described in the second following paragraph, in [United States Dollars/Euros], until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          [NOT FOR EXCHANGE NOTES] The Holder of this Note is entitled to the benefits of the Registration Rights Agreement between the Company and the Initial Purchasers, dated as of December 2, 1999, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a new 10 1/2% Senior Note due 2006 in like principal amount as provided therein.

          [NOT FOR EXCHANGE NOTES] In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date specified in the Registration Rights Agreement, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the date specified in the Registration Rights Agreement, (c) the Exchange Offer is not consummated on or prior to the date specified in the Registration Rights Agreement, (d) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the date specified in the Registration Rights Agreement, (e) if obligated to file the Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the date specified in the Registration Rights Agreement, or (f) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (f) above, a "Registration Default"), the Company agrees to pay to each Holder of Restricted Notes liquidated damages ("Liquidated Damages") in an amount equal to 0.25% per annum per [$1,000/Euro 1,000] in principal amount of the Restricted Notes held by such Holder for the first 90 day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional 0.25% per annum per [$1,000/Euro 1,000] in principal amount of the Restricted Notes with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 1.50% per annum per [$1,000/Euro 1,000] in principal amount of the Notes. The Company shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease. All accrued Liquidated Damages shall be paid by the Company to Holders entitled thereto in the manner provided for the payment of interest in the Indenture and herein, on each Interest Payment Date, as more fully set forth in the Indenture and herein.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor Note) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the November 15 or May 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by the Notes, to the extent lawful, shall, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the "Special Record Date" for such Defaulted Interest, such date to be fixed by the Company in a manner satisfactory to the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date.

          Payment of the principal of and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in [the City of New York/Luxembourg] maintained for that purpose (which initially will be [the Trustee c/o Harris Trust Company of New York, 77 Water Street, New York, NY 10005/Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955 Luxembourg]), or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of [the United States of America in the case of Notes issued in U.S. Dollars/ the European Union in the case of Notes issued in Euros] as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.



                                             PSINET INC.


                                             By:________________________________
                                                Title:



Attest:


____________________________
Authorized Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the 10 1/2% Senior Notes due 2006 referred to in the within-mentioned Indenture.



                                        WILMINGTON TRUST COMPANY,
                                           as Trustee



                                        By: _________________________________
                                              Authorized Signer


Dated:_______________

                      OPTION OF HOLDER TO ELECT PURCHASE



          If you wish to have this Note purchased by the Company pursuant to
Section 10.12 or Section 10.14, as applicable, of the Indenture, check the Box:
[_].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, state the amount (in original principal amount): [$/Euro] _______________.


Date:  ___________________


                                       Your Signature: ________________________


(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ________________________________________


[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                            [REVERSE SIDE OF NOTE]

                                  PSINET INC.

                         10 1/2% Senior Note due 2006

          This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Notes due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to [$600,000,000/Euro 150,000,000], issued under, entitled to the benefits of and subject to the terms of an indenture (herein called the "Indenture") dated as of December 2, 1999, between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          Upon the occurrence of a Change of Control, subject to the terms of the Indenture, each Holder may require the Company to purchase such Holder's Notes in whole or in part in integral multiples of [$1,000/Euro 1,000], at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

          Under certain circumstances, subject to the terms of the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of Notes) or which will be invested in Telecommunications Assets, exceeds a specified amount, the Company will be required to apply such proceeds by making an offer to purchase Notes and certain Indebtedness ranking pari passu in right of payment to the Notes.

          If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Guarantors and the rights of the Holders under the Indenture and the Notes and any Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Guarantors with certain provisions of the Indenture and the Notes and any Guarantees and certain past Defaults under the Indenture and the Notes and any Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, denominated in the same currency, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the U.S. Global Notes or the International Global Notes, as the case may be, if, among other things, (a) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed by the Company within 120 days or (b) there shall have occurred and be continuing an Event of Default and the Registrar has received a request from the relevant Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or

Persons (or the nominee of any thereof). All such certificated Notes would be required to include the Legend.

          Notes in certificated form are issuable only in registered form without coupons in denominations of [$1,000/Euro 1,000] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Restricted Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or to a prospective purchaser of such Note who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          No service charge shall be made for any registration of transfer or exchange of this Note, except for any tax or other governmental charge that may be imposed in connection therewith, other than certain exchanges not involving a transfer as more fully set forth in the Indenture.

          Prior to due presentment of this Note for registration of transfer, the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar, the Trustee and any agent of the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of that Note for all purposes, whether or not this Note is overdue, and neither the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrant or the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  APPENDIX I

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.  ____________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee) __________________________________________________________________________ the
within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises. [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES FOR RESTRICTED NOTES]. In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 2, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:

          [Check One]

          [_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder or

          [_] (b) this Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date: ________________________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

________________________

[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.]

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________________________________________________

NOTICE:  To be executed by an authorized signatory

                                  APPENDIX II

                        FORM OF TRANSFEREE CERTIFICATE

          I or we assign and transfer this Note to:

          Please insert social security or other identifying number of assignee

          ________________________________________________________________

          Print or type name, address and zip code of assignee

          ________________________________________________________________

and irrevocably appoint __________________________________________________
[Agent], to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated  __________________________

Signed  _________________________

         (Sign exactly as name appears on the other side of this Note)

[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]

                                   EXHIBIT B

                       FORM OF DEFINITIVE REGISTERED NOTE


                                  PSINET INC.

[FOR RESTRICTED NOTES ONLY] THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (II) IT IS NOT A UNITED STATES PERSON AND HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (B) IT IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                              ___________________

                         10 1/2% SENIOR NOTE DUE 2006

             [CUSIP No(s). / ISIN No(s). / Common Code No(s).]


                  No. __________  [$/EURO]_________________


          PSINET INC., a New York corporation (herein called the "Company," which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of _______________ [United States Dollars/Euros] on December 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon from December 2, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 1 and December 1 in each year, commencing June 1, 2000 at the rate of 10 1/2% per annum, in [United States Dollars/EURO], until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Note exchanged for this Note, interest on this Note shall accrue from the most recent Interest Payment Date to which interest on the Initial Note which was exchanged for this Initial Note has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor Note) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the November 15 or May 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by this Note, to the extent lawful, shall, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the "Special Record Date" for such Defaulted Interest, such date to be fixed by the Company in a manner satisfactory to the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date.

          Payment of the principal of, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in [the City of New York/Luxembourg] maintained for such purpose (which initially will be [the Trustee Harris Trust Company of New York, 77 Water Street, New York, NY 10005/Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg]), or at such other office or agency as may be maintained for such purpose, or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in [such coin or currency of the United States of America/the European Union] as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                           [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.


                                        PSINET INC.


                                        By:____________________________________
                                        Title:_________________________________

Attest:


____________________________
Authorized Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the 10 1/2% Senior Notes due 2006 referred to in the within-mentioned Indenture.


                                        WILMINGTON TRUST COMPANY
                                          as Trustee


                                        By: ________________________________
                                                  Authorized Signer


Dated:

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 10.12 or Section 10.14, as applicable, of the Indenture, check the Box:
[_].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, state the amount (in original principal amount): [$/Euro] _______________.


Date: ______________________        Your Signature:  ___________________________


(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  __________________________________


[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                            [REVERSE SIDE OF NOTE]

                                  PSINET INC.

                         10 1/2% Senior Note due 2006

          This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Notes due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to [$600,000,000/Euro 150,000,000], issued under, entitled to the benefits of and subject to the terms of an indenture (herein called the "Indenture") dated as of December 2, 1999, between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          Upon the occurrence of a Change of Control, subject to the terms of the Indenture, each Holder may require the Company to purchase such Holder's Notes in whole or in part in integral multiples of [$1,000/Euro 1,000], at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest if any, to the date of purchase, pursuant to Change of Control Offer and in accordance with the procedures set forth in the Indenture.

          Under certain circumstances, subject to the terms of the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of Notes) or which will be invested in Telecommunications Assets, exceeds a specified amount, the Company will be required to apply such proceeds by making an offer to purchase Notes and certain Indebtedness ranking pari passu in right of payment to the Notes.

          If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which required the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Guarantors and the rights of the Holders under the Indenture and the Notes and any Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Guarantors with certain provisions of the Indenture and the Notes and any Guarantees and certain past Defaults under the Indenture and the Notes and any Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, denominated in the same currency of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interest in the U.S. Global Notes as the case may be, if, among other things, (a) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed by the Company within 120 days or (b) there shall have occurred and be continuing an Event of Default and the Registrar has received a request from the relevant Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

          Notes in certificated form are issuable only in registered form without coupons in denominations of [$1,000/Euro 1,000] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Restricted Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or to a prospective purchaser of such Note who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          No service charge shall be made for any registration of transfer or exchange of this note, except for any tax or other governmental charge that may be imposed in connection therewith, other than certain exchanges not involving a transfer as more fully set forth in the Indenture.

          Prior to due presentment of this Note for registration of transfer, the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Transfer Agents, the Registrar, any Guarantor or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of that note for all purposes, whether or not this Note is overdue, and neither the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar or the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  APPENDIX I

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.  ____________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises. [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES FOR RESTRICTED NOTES]. In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 2, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:

          [Check One]

          [_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder or

          [_] (b) this Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date: ________________________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

________________________

[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.]

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________________________________________________

NOTICE:  To be executed by an authorized signatory

                                  APPENDIX II

                        FORM OF TRANSFEREE CERTIFICATE

          I or we assign and transfer this Note to:

          Please insert social security or other identifying number of assignee

          _______________________________________________________

          Print or type name, address and zip code of assignee

          _______________________________________________________

and irrevocably appoint __________________________________________________
[Agent], to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated  __________________________

Signed  _________________________

         (Sign exactly as name appears on the other side of this Note)

[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]

                                   EXHIBIT C

                           REGULATION S CERTIFICATE
         (For transfers pursuant to Section 2.07(a) of the Indenture)


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

          Re: 10 1/2% Senior Notes due 2006 of PSINet Inc. (the "Notes")

          Reference is made to the Indenture, dated as of December 2, 1999 (the "Indenture"), between PSINet Inc. (the "Company") and Wilmington Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined. This certificate relates to [US$/EURO]____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                    CUSIP No(s)._____________________________

                    ISIN No(s). _____________________________

                    CERTIFICATE No(s). ______________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Notes are represented by a Global Note and are held through the Depositary or an agent member of such Depositary in the name of the Undersigned, as or on behalf of the Owner. The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of an International Global Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)  Rule 904 Transfers.  If the transfer is being effected in
               ------------------
accordance with Rule 904:

               (A) the Owner is not a distributor of the Specified Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Notes was not made to a person in the United States;

               (C)  either

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market described in Rule 902(a) of Regulation S and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no "directed selling efforts" within the meaning of Rule 902(b) of Regulation S have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E)  if the Owner is a dealer in securities, as defined in
Section 2(12) of the Securities Act, or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the restricted period, then:

                    (i) neither the Owner nor any person acting on behalf of the Owner knows that the Transferee of the Specified Notes is a U.S. person; and

                    (ii) if the Owner or any person acting on the Owner's behalf knows that the Transferee is a dealer, as defined in Section 2(12) of the Securities Act, or is a person receiving a selling concession, fee or other remuneration in respect of the Specified Notes, the Owner or a person acting on the Owner's behalf has sent to the Transferee a confirmation or other notice stating that the Specified Notes may be offered and sold during the Restricted Period only: (x) in accordance with Regulation S; (y) pursuant to registration of the Specified Notes under the Securities Act; or (z) pursuant to an available exemption from the registration requirements of the Securities Act; and

                    (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)  Rule 144 Transfers. If the transfer is being effected pursuant to
               ------------------
Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were acquired by the Owner, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were acquired by the Owner and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                           [Signature Page Follows]

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated: __________________

          (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

BY: _______________________________________________________
     Name:
     Title:

          (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                   EXHIBIT D

                             RULE 144A CERTIFICATE
         (For transfers pursuant to Section 2.07(b) of the Indenture)


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

          Re: 10 1/2% Senior Notes due 2006 of PSINet Inc. (the "Notes")

          Reference is made to the Indenture, dated as of December 2, 1999 (the "Indenture"), between PSINet Inc. (the "Company") and Wilmington Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined. This certificate relates to [US$/Euro] _____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

               CUSIP No(s). ___________________________

               ISIN No(s)._____________________________

               CERTIFICATE No(s). _____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Notes are represented by a Global Note and are held through the Depositary or an agent member of such Depositary in the name of the Undersigned, as or on behalf of the Owner. The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)  Rule 144A Transfers.  If the transfer is being effected in
               -------------------
accordance with Rule 144A:

               (A) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2)  Rule 144 Transfers.  If the transfer is being effected pursuant
               ------------------
to Rule 144:


               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were acquired by the Owner and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were acquired by the Owner, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                           [Signature Page Follows]

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.



Dated:

____________________

          (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:_____________________________________________________
     Name:
     Title:

          (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                   EXHIBIT E

                        UNRESTRICTED NOTES CERTIFICATE
   (For removal of Securities Act Legends pursuant to Section 2.07(e) of the
                                  Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

          Re: 10 1/2% Senior Notes due 2006 of PSINet Inc. (the "Notes")

          Reference is made to the Indenture, dated as of December 2, 1999 (the "Indenture"), between PSINet Inc. (the "Company") and Wilmington Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined. This certificate relates to [US$/Euro] _____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

               CUSIP No(s). __________________________

               ISIN No(S). ___________________________

               CERTIFICATE No(s). ____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Notes are represented by a Global Note, they are held through the Depositary or an agent member of such Depositary in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner. The Owner has requested that the Specified Notes be exchanged for Notes bearing no Legends pursuant to Section 2.07(e) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were acquired by the Owner, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:  _________________

          (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:____________________________________
     Name:
     Title:

          (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                      E-2